                                                                    Exhibit 10.3



                                   $75,000,000

                 SENIOR SUBORDINATED CONVERTIBLE LOAN AGREEMENT
                                (Bridge Facility)

                           Dated as of March 15, 2000

                                     Between

                       VALUE CITY DEPARTMENT STORES, INC.

                                   as Borrower

                                       and

                     PRUDENTIAL SECURITIES CREDIT CORP., LLC

                                    as Lender

                                                                    Exhibit 10.3



                                TABLE OF CONTENTS

                                                                           PAGE
                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

SECTION  1.01.    Certain Defined Terms.....................................  6
SECTION  1.02.    Computation of Time Periods............................... 28
SECTION  1.03.    Accounting Terms.......................................... 28
SECTION  1.04.    Computations of Outstandings.............................. 28

                                   ARTICLE II
                            COMMITMENTS AND ADVANCES

SECTION  2.01.    The Commitments........................................... 29
SECTION  2.02.    Advances.................................................. 29
SECTION  2.03.    Terms Relating to the Making of Advances.................. 29
SECTION  2.04.    Making of Advances........................................ 29
SECTION  2.05.    Repayment of Advances..................................... 30
SECTION  2.06.    Interest.................................................. 30
SECTION  2.07.    Payments and Computations................................. 32
SECTION  2.08.    Prepayments - Optional.................................... 33
SECTION  2.09.    Prepayments - Mandatory................................... 34
SECTION  2.10.    Yield Protection.......................................... 35
SECTION  2.11.    Sharing of Payments, Etc.................................. 38
SECTION  2.12.    Taxes..................................................... 38

                                   ARTICLE III
                              CONDITIONS OF LENDING

SECTION  3.01.    Conditions Precedent to Borrowing......................... 40

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

SECTION  4.01.    Corporate Status, etc. ................................... 44
SECTION  4.02.    Subsidiaries.............................................. 44
SECTION  4.03.    Corporate Power and Authority, etc........................ 44
SECTION  4.04.    No Violation.............................................. 44
SECTION  4.05.    Governmental Approvals.................................... 44
SECTION  4.06.    Litigation................................................ 45
SECTION  4.07.    Use of Proceeds; Margin Regulations....................... 45
SECTION  4.08.    Financial Statements, etc................................. 45
SECTION  4.09.    No Material Adverse Change................................ 46

                                                                    Exhibit 10.3


SECTION  4.10.    Tax Returns and Payments.................................. 46
SECTION  4.11.    Title to Properties, etc.................................. 46
SECTION  4.12.    Lawful Operations, etc.................................... 47
SECTION  4.13.    Environmental Matters..................................... 47
SECTION  4.14.    Compliance with ERISA..................................... 48
SECTION  4.15.    Intellectual Property, etc................................ 48
SECTION  4.16.    Investment Company Act, etc............................... 48
SECTION  4.17.    Burdensome Contracts; Labor Relations..................... 48
SECTION  4.18.    Existing Indebtedness..................................... 49
SECTION  4.19.    Year 2000 Computer Matters................................ 49
SECTION  4.20.    Senior Credit Facility Documents, etc..................... 49
SECTION  4.21.    Pari Passu................................................ 50
SECTION  4.22.    True and Complete Disclosure.............................. 50
SECTION  4.23.    Solvency.................................................. 50
SECTION  4.24.    Non-Solicitation.......................................... 50
SECTION  4.25.    Compliance with Securities Laws........................... 51
SECTION  4.26.    Survival.................................................. 51

                                    ARTICLE V
                              AFFIRMATIVE COVENANTS

SECTION  5.01.    Reporting Requirements.................................... 51
SECTION  5.02.    Books, Records and Inspections............................ 54
SECTION  5.03.    Insurance................................................. 54
SECTION  5.04.    Payment of Taxes and Claims............................... 54
SECTION  5.05.    Corporate Franchises...................................... 55
SECTION  5.06.    Good Repair............................................... 55
SECTION  5.07.    Compliance with Statutes, etc............................. 55
SECTION  5.08.    Compliance with Environmental Laws........................ 55
SECTION  5.09.    Fiscal Years, Fiscal Quarters............................. 56
SECTION  5.10.    Certain Subsidiaries to Join in Subsidiary Guaranty....... 56
SECTION  5.11.    Use of Proceeds........................................... 57
SECTION  5.12.    Legal Existence........................................... 57
SECTION  5.13.    Maintenance of Common Stock Listing....................... 57

                                   ARTICLE VI
                               NEGATIVE COVENANTS

SECTION  6.01.    Changes in Business....................................... 58
SECTION  6.02.    Consolidation, Merger, Acquisitions, Asset Sales, etc..... 58
SECTION  6.03.    Liens..................................................... 59
SECTION  6.04.    Advances, Investments, Loans and Guaranty Obligations..... 60
SECTION  6.05.    Dividends, etc............................................ 61
SECTION  6.06.    Limitation on Certain Restrictive Agreements.............. 62
SECTION  6.07.    Transactions with Affiliates.............................. 62
SECTION  6.08.    Plan Terminations, Minimum Funding, etc................... 63

                                                                    Exhibit 10.3


SECTION  6.09.    Organization Documents.................................... 63

                                   ARTICLE VII
                              FINANCIAL COVENANTS.

SECTION  7.01.    Minimum Consolidated Tangible Net Worth....................63
SECTION  7.02.    Consolidated Total Debt/Consolidated EBITDA Ratio..........63

                                  ARTICLE VIII
                                EVENTS OF DEFAULT

SECTION  8.01.    Events of Default..........................................63
SECTION  8.02.    Acceleration, etc..........................................66

                                   ARTICLE IX
                            THE ADMINISTRATIVE AGENT

SECTION  9.01.    Authorization and Action...................................66
SECTION  9.02.    Administrative Agent's Reliance, Etc.......................67
SECTION  9.03.    Prudential and its Affiliates..............................67
SECTION  9.04.    Lender Credit Decision.....................................67
SECTION  9.05.    Indemnification............................................67
SECTION  9.06.    Successor Administrative Agent.............................68

                                    ARTICLE X
                             CONVERSION OF ADVANCES

SECTION  10.01.   Conversion Privilege and Conversion Price..................68
SECTION  10.02.   Exercise of Conversion Privilege...........................69
SECTION  10.03.   Fractions of Shares of Common Stock........................69
SECTION  10.04.   Borrower to Reserve Common Stock...........................70
SECTION  10.05.   Taxes on Conversions.......................................70
SECTION  10.06.   Covenant as to Common Stock................................70
SECTION  10.07.   Reorganization, Reclassification, Merger or Sale...........70

                                   ARTICLE XI
                                  SUBORDINATION

SECTION  11.01.   Subordinated Debt Subordinate to Senior Indebtedness.......70
SECTION  11.02.   Distribution Events........................................71
SECTION  11.03.   Blockage, Etc..............................................71
SECTION  11.04.   Payment in Full............................................72
SECTION  11.05.   In Furtherance of Subordination............................72
SECTION  11.06.   Rights of Subrogation......................................72
SECTION  11.07.   Further Assurances.........................................73
SECTION  11.08.   Agreements in Respect of Subordinated Debt.................73

                                                                    Exhibit 10.3


SECTION  11.09.   Agreement by the Borrower..................................73
SECTION  11.10.   Reinstatement..............................................73
SECTION  11.11.   No Waiver; Remedies........................................73
SECTION  11.12.   Continuing Agreement; Assignments Under the Senior
                  Credit Facility............................................73

                                   ARTICLE XII
                                  MISCELLANEOUS

SECTION  12.01.   Amendments, Etc............................................74
SECTION  12.02.   Notices, Etc...............................................74
SECTION  12.03.   No Waiver; Remedies........................................75
SECTION  12.04.   Costs and Expenses; Indemnification........................75
SECTION  12.05.   Right of Set-off...........................................77
SECTION  12.06.   Binding Effect.............................................77
SECTION  12.07.   Assignments and Participations.............................78
SECTION  12.08.   Governing Law; Submission to Jurisdiction..................79
SECTION  12.09.   Execution in Counterparts..................................79
SECTION  12.10.   Confidentiality............................................79
SECTION  12.11.   Waiver of Jury Trial.......................................79

                                                                    Exhibit 10.3



                 SENIOR SUBORDINATED CONVERTIBLE LOAN AGREEMENT

     SENIOR SUBORDINATED CONVERTIBLE LOAN AGREEMENT, dated as of March 15, 2000 (the "AGREEMENT"), between VALUE CITY DEPARTMENT STORES, INC., an Ohio corporation (the "BORROWER"), and PRUDENTIAL SECURITIES CREDIT CORP., LLC ("PSCC"), as the initial Lender hereunder and as Administrative Agent.

                             PRELIMINARY STATEMENTS:

     WHEREAS, the Borrower has entered into the Senior Credit Facility as of the date hereof and, inconnection therewith, desires to obtain up to $75,000,000 of senior subordinated convertible financing; and

     WHEREAS, PSCC is willing to provide such financing on the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01. CERTAIN DEFINED TERMS.

     As used in this Agreement, the following terms shall have the following meanings (such meanings to be applicable to the singular and plural forms of the terms defined):

     "ADMINISTRATIVE AGENT" means PSCC, in its capacity as administrative agent hereunder, or any successor thereto as provided herein.

     " ADVANCE" means an advance by a Lender to the Borrower pursuant to Article II hereof, and refers to a Eurodollar Rate Advance or a Prime Rate Advance (each of which shall be a "TYPE" of Advance). For purposes of this Agreement, all Advances of a Lender (or portions thereof) of the same Type and Interest Period, if any, made or converted on the same day to the Borrower shall be deemed to be a single Advance by such Lender until repaid.

     "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a second Person if such first Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors or managers of such second Person or (ii) to direct or cause the direction of the management and policies of such second Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, (x) a director, officer or employee of a Person shall not, solely by reason of such status, be considered an Affiliate of such Person; and (y) neither the Administrative Agent nor any Lender shall in any event be

                                                                    Exhibit 10.3


considered an Affiliate of the Borrower or any other Loan Party or any of their respective Subsidiaries.

     "AGREEMENT" has the meaning set forth in the Introductory Paragraph hereof.

     "APPLICABLE LAW" means all laws, rules and regulations applicable to the Person, conduct, transaction, covenant or Loan Documents in question, including all applicable common law and equitable principles; all provisions of all applicable state, federal and foreign constitutions, statutes, rules, regulations and orders of governmental bodies; and orders, judgments and decrees of all courts and arbitrators.

     "APPLICABLE LENDING OFFICE" means, with respect to each Lender:

          (i) in the case of any Advance, (A) such Lender's "Eurodollar Lending Office" in the case of a Eurodollar Rate Advance or (B) such Lender's "Domestic Lending Office" in the case of a Prime Rate Advance, in each case as specified opposite such Lender's name on Schedule 1.01 hereto or in the Lender Assignment pursuant to which it became a Lender; or

          (ii) in each case, such other office of such Lender as such Lender may from time to time specify in writing to the Borrower and the Administrative Agent.

     "APPLICABLE MARGIN" means, as of any time for the determination thereof,
(i) with respect to the Advances comprising a Prime Rate Borrowing (the "APPLICABLE PRIME RATE MARGIN") or (ii) with respect to the Advances comprising a Eurodollar Borrowing (the "APPLICABLE EURODOLLAR MARGIN") that number of basis points set forth in the table below (the "PRICING GRID") that corresponds to the Borrower's ratio of Consolidated Total Debt to Consolidated EBITDA , subject to and otherwise determined in accordance with the following:

     (i) Initially, the Applicable Prime Rate Margin will be 100 basis points and the Applicable Eurodollar Margin will be 250 basis points;

     (ii) Commencing with the fiscal quarter of the Borrower ended on or nearest to April 30, 2000, and continuing for each fiscal quarter thereafter, the Administrative Agent will determine the Applicable Prime Rate Margin or Applicable Eurodollar Margin for any Borrowing in accordance with the Pricing Grid, based on the Borrower's ratio of (x) Consolidated Total Debt as of the end of the fiscal quarter, to (y) Consolidated EBITDA for the Testing Period ended with such fiscal quarter. Changes in the Applicable Prime Rate Margin or Applicable Eurodollar Margin based upon changes in such ratio shall become effective on the first day of the month following the receipt by the Administrative Agent, pursuant to Section 5.01(c) hereof, of the financial statements of the Borrower, accompanied by the certificate and calculations referred to in Section 5.01(c) hereof, demonstrating the computation of such ratio, based upon the ratio in effect at the end of the

                                                                    Exhibit 10.3



     applicable period covered (in whole or in part) by such financial statements;

     (iii) Notwithstanding the above provisions, during the six month period following the Closing Date, the Applicable Prime Rate Margin will in no event be reduced below 100 basis points and the Applicable Eurodollar Margin will in no event be reduced below 250 basis points;

     (iv) Notwithstanding the above provisions but subject to clauses (v) and
     (vi), below, during any period when (A) the Borrower has failed to timely deliver its consolidated financial statements referred to in Section 5.01(a) or (b) hereof, accompanied by the certificate and calculations referred to in Section 5.01(c) hereof, (B) a Default under Section 8.01(a) hereof has occurred and is continuing, or (C) an Event of Default has occurred and is continuing, the Applicable Prime Rate Margin shall be 125 basis points and the Applicable Eurodollar Margin shall be 275 basis points, regardless of the Borrower's ratio of Consolidated Total Debt to Consolidated EBITDA at such time;

     (v) Notwithstanding the above provisions, if the Senior Credit Facility is repaid in full prior to the first anniversary of the Closing Date, the Applicable Prime Rate Margin shall be 250 basis points and the Applicable Eurodollar Margin shall be 400 basis points, regardless of the Borrower's ratio of Consolidated Total Debt to Consolidated EBITDA at such time;

     (vi) On the 90th day following the first anniversary of the Closing Date and on each successive 90th day thereafter, the Applicable Margin otherwise applicable to any Advance or Borrowing in accordance with the foregoing shall be increased by 50 basis points; and

     (vii) Any changes in the Applicable Prime Rate Margin or the Applicable Eurodollar Margin shall be determined by the Administrative Agent in accordance with the above provisions and the Administrative Agent will promptly provide notice of such determinations to the Borrower and the Lenders. Any such determination by the Administrative Agent pursuant to this definition shall be conclusive and binding absent manifest error.


=================================================== ================================= ================================
        RATIO OF CONSOLIDATED TOTAL DEBT TO               APPLICABLE EURODOLLAR             APPLICABLE PRIME RATE
               CONSOLIDATED EBITDA                              MARGIN                            MARGIN
--------------------------------------------------- --------------------------------- --------------------------------
Equal to or greater than 3.00 to 1.00                                    275                              125
--------------------------------------------------- --------------------------------- --------------------------------
Equal to or greater than 2.50 to 1.00 but less                           250                              100
than 3.00 to 1.00
--------------------------------------------------- --------------------------------- --------------------------------
Equal to or greater than 2.00 to 1.00 but less                           225                               75
than 2.50 to 1.00
--------------------------------------------------- --------------------------------- --------------------------------

                                                                    Exhibit 10.3


=================================================== ================================= ================================
        RATIO OF CONSOLIDATED TOTAL DEBT TO               APPLICABLE EURODOLLAR             APPLICABLE PRIME RATE
               CONSOLIDATED EBITDA                              MARGIN                            MARGIN
--------------------------------------------------- --------------------------------- --------------------------------
Equal to or greater than 1.50 to 1.00 but less                           200                               50
than 2.00 to 1.00
--------------------------------------------------- --------------------------------- --------------------------------
Equal to or greater than 1.00 to 1.00 but less                           175                               50
than <1.50 to 1.00
--------------------------------------------------- --------------------------------- --------------------------------
Less than 1.00 to 1.00                                                   150                               50
=================================================== ================================= ================================


     "APPLICABLE RATE" means, with respect to any Advance made to the Borrower, either of (i) the Prime Rate from time to time applicable to such Advance plus the Applicable Prime Rate Margin, or (ii) the Eurodollar Rate from time to time applicable to such Advance plus the Applicable Eurodollar Rate Margin.

     "ASSET SALES" means the sale, transfer or other disposition (including by means of sale-leaseback, merger, consolidation or liquidation of a corporation, partnership or limited liability company of the interests therein of the Borrower or any Subsidiary) by the Borrower or any Subsidiary to any Person other than the Borrower or any Subsidiary of any of their respective assets, provided that the term Asset Sale specifically excludes any sales, transfers or other dispositions of inventory, or obsolete or excess furniture, fixtures, equipment or other property, tangible or intangible, in each case in the ordinary course of business.

     "BANKRUPTCY CODE" means Title 11, United States Code, as the same may be amended from time to time.

     "BASIS POINT" means one one-hundredth of one percent.

     "BLOCKAGE NOTICE" has the meaning set forth in Article XI hereof.

     "BLOCKAGE PERIOD" has the meaning set forth in Article XI hereof.

     "BORROWER" means Value City Department Stores, Inc., an Ohio corporation.

     "BORROWING" means a borrowing consisting of one or more Advances of the same Type and Interest Period, if any, made, continued or converted on the same Business Day. A Borrowing may be referred to herein as being a "TYPE" of Borrowing, corresponding to the Type of Advances comprising such Borrowing, whether such Advances were made on the Closing Date or were continued or converted as Advances of a certain Type and for a certain Interest Period. For purposes of this Agreement, all Advances of the same Type and Interest Period, if any, made, continued or converted on the same day to the Borrower shall be deemed a single Borrowing hereunder until repaid. "BORROWING" means a borrowing consisting of simultaneous Advances of the same Borrowing Type made or last converted (in accordance with Section 2.06) on the same date.

"BUSINESS DAY" means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

                                                                    Exhibit 10.3

     "CAPITAL EXPENDITURES" means expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations.

     "CAPITAL LEASE" as applied to any Person shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

"CAPITALIZED LEASE OBLIGATIONS" means all Obligations under Capital Leases of the Borrower or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities identified as "capital lease obligations" (or any similar words) on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP.

     "CAPITAL STOCK" of any Person means any and all shares, partnership interests, participations, rights in or other equivalents of, or interests in, the equity of such Person, but excluding any debt securities convertible into such equity.

     "CASH PROCEEDS" means, with respect to any Asset Sale, other than a sale of Exempt Property, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, but only as and when so received) received by the Borrower and/or any Subsidiary from such Asset Sale.

     "CASH EQUIVALENTS" shall mean any of the following: (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition; (ii) U.S. dollar denominated time deposits, certificates of deposit and bankers' acceptances of
(x) any Lender or (y) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank, an "APPROVED BANK"), in each case with maturities of not more than 180 days from the date of acquisition; (iii) commercial paper issued by any Lender or Approved Bank or by the parent company of any Lender or Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short- term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within 270 days after the date of acquisition; (iv) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iii) above; and (v) investments in money market funds access to which is provided as part of "sweep" accounts maintained with a Lender or an Approved Bank.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as the same may be amended from time to time.

                                                                    Exhibit 10.3


     "CHANGE OF CONTROL" means the occurrence of any of the following events:

     (a) Any Person or "group" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% on a fully diluted basis of the economic or voting power of all classes of the Borrower's Capital Stock;

     (b) During any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of the Borrower, was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower then in office;

     (c) The shareholders of the Borrower approve a merger or consolidation of the Borrower with any other Person, other than a merger or consolidation which would result in the voting securities of the Borrower outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted or exchanged for voting securities of the surviving or resulting entity) more than 75% of the combined voting power of the voting securities of the Borrower or such surviving or resulting entity outstanding after such merger or consolidation; and/or

     (d) The Borrower is liquidated or dissolved or adopts a plan of liquidation or dissolution.

     "CLOSING DATE" means the date on which all conditions set forth in Section
3.01 hereof have been satisfied or waived by all of the Lenders, and the Lenders fund their Advances.

     "COMMITMENT" means, for each Lender, the aggregate amount set forth opposite such Lender's name on the signature pages hereof or, if such Lender has entered into one or more Lender Assignments, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 12.07(b). "COMMITMENTS" shall refer to the aggregate of the Lenders' Commitments hereunder.

     "COMMON STOCK" means fully paid and nonassessable whole shares of common stock, par value $.01 per share, of the Borrower or shares representing substantially similar interests in the Borrower's successor.

     "CONFIDENTIAL INFORMATION" means information that the Borrower furnishes to any Lender in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public or that is or becomes available to any Lender from a source other than the Borrower that is not, to the best of such Lender's knowledge, acting in violation of a confidentiality agreement with the Borrower.

                                                                    Exhibit 10.3

     "CONSOLIDATED" has the meaning commonly associated therewith in accordance with GAAP.

     "CONSOLIDATED AMORTIZATION EXPENSE" shall mean, for any period, all amortization expenses of the Borrower and its Subsidiaries, all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

     "CONSOLIDATED CAPITAL EXPENDITURES" shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events amounts expended or capitalized under Capital Leases but excluding any amount representing capitalized interest) by the Borrower and its Subsidiaries during that period that, in conformity with GAAP, are or are required to be included in the property, plant or equipment reflected in the consolidated balance sheet of the Borrower and its Subsidiaries. Notwithstanding the foregoing, amounts expended to complete, or capitalized in connection with the completion of, Permitted Acquisitions, shall not constitute Consolidated Capital Expenditures.

     "CONSOLIDATED DEPRECIATION EXPENSE" shall mean, for any period, all depreciation expenses of the Borrower and its Subsidiaries, all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

     "CONSOLIDATED EBITDA" shall mean, for any period, Consolidated Net Income for such period; plus (A) the sum of the amounts for such period included in determining such Consolidated Net Income of (i) Consolidated Interest Expense,
(ii) Consolidated Income Tax Expense, (iii) Consolidated Depreciation Expense,
(iv) Consolidated Amortization Expense, and (v) non cash losses and charges which are properly classified as extraordinary or nonrecurring; less (B) gains on sales of assets and other extraordinary gains and other non-recurring non-cash gains; all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP; except that in computing Consolidated Net Income for purposes of this definition, there shall be excluded therefrom (x) the income, (or loss) of any entity (other than Subsidiaries of the Borrower) in which the Borrower or any of its Subsidiaries has a joint or minority interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries during such period, and (y) the income of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary; and provided that, notwithstanding anything to the contrary contained herein, the Borrower's Consolidated EBITDA for any Testing Period shall (x) include the appropriate financial items for any Person or business unit which has been acquired by the Borrower for any portion of such Testing Period prior to the date of acquisition, and (y) exclude the appropriate financial items for any Person or business unit which has been disposed of by the Borrower, for the portion of such Testing Period prior to the date of disposition.

     "CONSOLIDATED INCOME TAX EXPENSE" shall mean, for any period, all provisions for taxes based on the net income of the Borrower or any of its Subsidiaries (including, without limitation, any additions to such taxes, and any penalties and interest with respect thereto), all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

                                                                    Exhibit 10.3


     "CONSOLIDATED INTEREST EXPENSE" shall mean, for any period, total interest expense (including that which is capitalized and that which is attributable to Capital Leases, in accordance with GAAP) of the Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries including, without limitation, net costs under Hedge Agreements, but excluding, however, any amortization or charge off of deferred financing costs, all as determined in accordance with GAAP.

     "CONSOLIDATED NET INCOME" shall mean for any period, the net income (or loss) of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, provided that there shall be excluded therefrom (i) the income, (or loss) of any entity (other than Subsidiaries of the Borrower) in which the Borrower or any of its Subsidiaries has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries during such period, and (ii) the income of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

     "CONSOLIDATED TANGIBLE NET WORTH" shall mean at any time for the determination thereof (i) all amounts which, in conformity with GAAP, would be included under the caption "total stockholders' equity" (or any like caption) on a consolidated balance sheet of the Borrower as at such date, reduced by (ii) the sum (without duplication), on a consolidated basis, of the following, to the extent reflected as consolidated assets: (A) any write-up in the book value of any assets subsequent to the date of the most recent financial statements referred to in Section 4.08(a), (B) goodwill, (C) organizational expenses, research and development expenses, patents, trademarks, copyrights licenses and other intangible assets, (D) unamortized debt discount and expense, (E) securities which are not readily marketable, (F) cash or Cash Equivalents held in a sinking or other analogous fund established for the purpose of redemption, retirement or prepayment of capital stock or Indebtedness, and (G) any items not included in the foregoing clauses (A) through (F) which are treated as intangibles in accordance with GAAP, provided that in no event shall Consolidated Tangible Net Worth include any amounts in respect of Redeemable Stock.

     "CONSOLIDATED TOTAL DEBT" shall mean the sum (without duplication) of the principal amount (using Capitalized Lease Obligations in lieu of principal amount, in the case of any Capital Lease, or present value, based on the implicit interest rate, in lieu of principal amount, in the case of a Synthetic Lease, or higher of stated or liquidation value, in lieu of principal amount, in the case of Redeemable Stock) of all Indebtedness of the Borrower and of each of its Subsidiaries, all as determined on a consolidated basis; provided that so long as there is no payment default under the Borrower's Guaranty Obligation with respect to the Indebtedness of VCM, Ltd., an Ohio limited liability company, and the maturity of such Indebtedness has not been accelerated, only 50% of such Guaranty Obligation of the Borrower shall be included in Consolidated Total Debt.

     "CONSOLIDATED TOTAL SENIOR DEBT" shall mean (i) Consolidated Total Debt, less (ii) the aggregate principal amount of all Subordinated Indebtedness and Pari Passu Debt of the

                                                                    Exhibit 10.3


Borrower, all as determined for the Borrower and its consolidated Subsidiaries on a consolidated basis.

     "CONVERSION" and "CONVERT" have the meanings specified in Section 10.01 hereof.

     "CONVERSION DATE" has the meaning specified in Section 10.02 hereof.

     "CONVERSION NOTICE" has the meaning specified in Section 10.02 hereof.

     "CONVERSION PRICE" has the meaning specified in Section 10.01 hereof.

     "CONVERSION SECURITY" has the meaning specified in Section 10.01 hereof.

     "CONVERTING LENDER" has the meaning specified in Section 10.01 hereof.

     "DEBT FOR MONEY BORROWED" means, as applied to any Person, (i) Indebtedness arising from the lending of money by any other Person to such Person; (ii) Indebtedness, whether or not in any such case arising from the lending of money by another Person to such Person, (A) which is represented by notes payable or drafts accepted that evidence extensions of credit, (B) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (C) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (iii) Indebtedness that constitutes a Capitalized Lease Obligation; (iv) reimbursement obligations with respect to letters of credit or guaranties of letters of credit and (v) Indebtedness of such Person under any guaranty of obligations that would constitute Debt for Money Borrowed under clauses (i) through (iii) hereof, if owed directly by such Person.

     "DEFAULT" means any event, act or condition that, with the giving of notice, the passage of time or both, would constitute an Event of Default.

     "DESIGNATED HEDGE AGREEMENT" has the meaning set forth in the Senior Credit Facility.

     "DESIGNATED SENIOR DEBT" means all Senior Debt under the Senior Credit Facility.

     "DISQUALIFIED STOCK" means any class or series of Capital Stock that, either by its terms, or by the terms of any security into which it is convertible or exchangeable or by contract or otherwise (a) is, or upon the happening of an event or passage of time would be, required to be redeemed prior to one year after the Maturity Date, (b) is redeemable at the option of the holder thereof at any time prior to one year after the Maturity Date or (c) at the option of the holder thereof, is convertible into or exchangeable for debt securities at any time prior to one year after the Maturity Date.

     "DISTRIBUTION" means, in respect of any Person, (i) any payment or declaration of any dividends or other distributions with respect to any Capital Stock of such Person (except distributions in such Capital Stock) and (ii) any purchase, redemption or other acquisition or retirement for value of any Capital Stock of such Person or any Affiliate of such Person unless made contemporaneously from the net proceeds of the sale of Capital Stock.

                                                                    Exhibit 10.3


     "DISTRIBUTION EVENT" has the meaning set forth in Article XI hereof.

     "ELIGIBLE ASSIGNEE" means (a) a commercial bank or trust company organized under the laws of the United States, or any State thereof; (b) a commercial bank organized under the laws of any other country, provided that such bank is acting through a branch or agency located in the United States; and (c) any other commercial bank or other financial institution engaged generally in the business of extending credit or purchasing debt instruments; provided, however, that (A) any such Person shall also (i) have outstanding unsecured indebtedness that is rated BBB- or better by Standard & Poor's or Baa3 or better by Moody's (or an equivalent rating by another nationally recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating unsecured indebtedness of entities engaged in such businesses) or (ii) have combined capital and surplus (as established in its most recent report of condition to its primary regulator) of not less than $250,000,000 (or its equivalent in foreign currency), (B) any Person described in clause (b) or (c) above shall, on the date on which it is to become a Lender hereunder, (i) be entitled to receive payments hereunder without deduction or withholding of any United States Federal income taxes and (ii) provide to the Administrative Agent and the Borrower Internal Revenue Service Form 1001 or 4224, as appropriate, certifying that such Person is entitled to receive payments hereunder without deduction or withholding of any United States Federal income taxes.

     "ENVIRONMENTAL CLAIMS" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued under any such law (hereafter "CLAIMS"), including, without limitation, (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and
(ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the storage, treatment or Release (as defined in CERCLA) of any Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

     "ENVIRONMENTAL LAW" means any Applicable Law relating to pollution or the regulation or protection of human health, safety, natural resources, or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata, natural resources, aquatic species, vegetation or wetlands), including, without limitation, laws and regulations (and all other items recited above) relating to any Release of Hazardous Substances or otherwise relating to the manufacture, processing, distribution, record keeping, reporting, notification, disclosure, use treatment, storage, disposal, management, generation, recycling, transport or handling of or exposure to Hazardous Substances. Without limiting the generality of the foregoing, Environmental Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986; the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980 and the Hazardous and Solid Waste Amendments of 1984; the Toxic Substances Control Act, 15 U.S.C.; the Federal Water Pollution Control Act; the Hazardous Materials Transportation Act; the Clean Air Act; the Safe Drinking Water Act; the Occupational Safety and Health Act of 1970; the Federal Insecticide, Fungicide and Rodenticide

                                                                    Exhibit 10.3


Act and the Endangered Species Act, each as amended, and their state and local counterparts or equivalents.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the Effective Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

     "ERISA AFFILIATE" means each Person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a "single employer" (i) within the meaning of Section 414(b),(c), (m) or
(o) of the Code or (ii) as a result of the Borrower or a Subsidiary of the Borrower being or having been a general partner of such Person.

     "EUROCURRENCY LIABILITIES" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "EURODOLLAR BORROWING" means any Borrowing comprised of Advances then bearing interest with reference to the Eurodollar Rate.

     "EURODOLLAR RATE" means, for each Interest Period shall mean (x) the London interbank offered rate for United States of America Dollar deposits for a period equal in length to such Interest Period that appears as of 11:00 A.M. (London time) on the second Business Day preceding the first day of such Interest Period on the display page designated as Page 3750 on the Telerate Monitor (or such other page or service as shall replace the Telerate Monitor for the purposes of displaying the London interbank offered rate for United States of America Dollar deposits), divided by (y) 1 minus the applicable Eurodollar Rate Reserve Percentage for such Interest Period. If (i) on the date on which the Borrower shall seek to determine the LIBOR Rate for an Interest Period, no quotation is given on Telerate Monitor page 3750, or (ii) the Borrower shall have failed to give at least three Business Days' prior written notice to request the advance of funds hereunder, the LIBOR Rate shall be equal to each Lender's cost of funds for United States Dollar deposits or comparable obligations for a period comparable to such Interest Period on the date of determination for amounts approximately equal to the then-outstanding principal balance of such Lender's Note.

     "EURODOLLAR RATE ADVANCE" means an Advance in respect of which the Borrower has selected in accordance with Article II hereof, or this Agreement provides for, interest to be computed on the basis of the Eurodollar Rate.

     "EURODOLLAR RATE RESERVE PERCENTAGE" for any Interest Period means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of

                                                                    Exhibit 10.3

liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

     "EVENTS OF DEFAULT" has the meaning specified in Section 8.01 hereof.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "EXEMPT PROPERTY" means (i) replacements of equipment with equipment of like kind, function and value, provided that the replacement equipment shall be acquired prior to or concurrently with any disposition of the equipment that is to be replaced, the replacement Equipment shall be free and clear of Liens other than Permitted Liens and (ii) assets held by Filene's prior to the acquisition of such assets, and the Borrower shall have given the Lenders at least 10 days prior written notice of such disposition.

     "EXISTING INDEBTEDNESS AGREEMENTS" has the meaning specified in Section
4.18.

     "FACILITY" means, at any time, the aggregate amount of the Lenders' Commitments at such time.

     "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     "FEE LETTER" means the Engagement Letter, dated as of March 15, 2000, between the Administrative Agent and the Borrower.

     "FILENE'S" means Filene's Basement Corp. or Filene's Basement, Inc., both Massachusetts corporations.

     "FINANCIAL PROJECTIONS" shall have the meaning specified in Section
4.08(c).

     "FUTURE ACQUISITION" shall mean and include (i) any acquisition on a going concern basis (whether by purchase, lease or otherwise) of any facility and/or business operated by any Person who is not a Subsidiary of the Borrower, and
(ii) acquisitions of a majority of the outstanding equity or other similar interests in any such Person (whether by merger, stock purchase or otherwise).

     "GAAP" has the meaning specified in Section 1.03 hereof.

     "GOVERNMENTAL APPROVALS" means all authorizations, consents, approvals, licenses, permits, waivers, variances, orders, judgments, certificates, and exemptions of, registrations and filings with, and reports to, all national, state or local governments (whether domestic or foreign) and any political subdivisions thereof in any other governmental, quasi-governmental, judicial, administrative, public or statutory instrumentality, authority, body, agency, bureau or entity.

                                                                    Exhibit 10.3


"GUARANTY OBLIGATIONS" means, with respect to any Person, without duplication, any Obligation of such Person guaranteeing any Indebtedness ("PRIMARY INDEBTEDNESS") of any other Person ("PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (A) for the purchase or payment of any such primary Indebtedness or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary Indebtedness of the ability of the primary obligor to make payment of such primary Indebtedness, or (d) otherwise to assure or hold harmless the owner of such primary Indebtedness against loss in respect thereof, provided, however, that the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary Indebtedness in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

     "HAZARDOUS MATERIALS" means (a) petroleum or petroleum products, explosive or radioactive material, polychlorinated biphenyls, lead, natural or synthetic gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and radon gas, (b) any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar import, under any Environmental Law and (c) any other substance exposure to which is regulated under any Environmental Law.

     "HEDGE AGREEMENT" shall mean (i) any interest rate swap agreement, any interest rate cap agreement, any interest rate collar agreement or other similar agreement or arrangement designed to protect against fluctuations in interest rates, and (ii) any currency swap agreement, forward currency purchase agreement or similar agreement or arrangement designed to protect against fluctuations in currency exchange rates.

"INDEBTEDNESS" means, with respect to any Person, the following without duplication:

     (i)   all indebtedness of such Person for borrowed money;

     (ii) all bonds, notes, debentures and similar debt securities of such Person;

     (iii) the deferred purchase price of capital assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person;

     (iv) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder;

                                                                    Exhibit 10.3


     (v) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances;

     (vi) all Indebtedness of a second Person secured by any lien on any property owned by such first Person, whether or not such Indebtedness has been assumed;

     (vii)  all Capitalized Lease Obligations of such Person;

     (viii) the present value, determined on the basis of the implicit interest rate, of all basic rental obligations under all Synthetic Leases of such Person;

     (ix) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar Obligations;

     (x)    all Obligations of such Person under Hedge Agreements;

     (xi) the full outstanding balance of trade receivables, notes or other instruments sold with full recourse (and the portion thereof subject to potential recourse, if sold with limited recourse), other than in any such case any thereof sold solely for purposes of collection of delinquent accounts;

     (xii) the stated value, or liquidation value if higher, of all Redeemable Stock of such Person; and

     (xiii) all Guaranty Obligations of such Person;

provided that (A) neither trade payables nor other similar accrued expenses, in each case arising in the ordinary course of business, nor Obligations in respect of insurance policies or performance or surety bonds which themselves are not guarantees of indebtedness (nor drafts, acceptances or similar instruments evidencing the same nor obligations in respect of letters of credit supporting the payment of the same), shall constitute Indebtedness; and (B) Indebtedness of any Person shall in any event include (without duplication) the Indebtedness of any other entity (including any general partnership in which such Person is a general partner) to the extent such Person is liable thereon as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide expressly that such Person is not liable thereon.

     "INTEREST PERIOD" has the meaning assigned to that term in Section 2.06(a) hereof.

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

     "LEASEHOLDS" of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

                                                                    Exhibit 10.3


     "LENDER ASSIGNMENT" means an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit E hereto.

     "LENDERS" means the financial institutions listed on the signature pages hereof, and each assignee that shall become a party hereto pursuant to Section 12.07.

     "LIEN" means any lien, mortgage, pledge, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

     "LOAN DOCUMENTS" means this Agreement, the Subsidiary Guaranty, the Notes, the Registration Rights Agreement, the Fee Letter and each other agreement, document or instrument executed and delivered by the Borrower or any Subsidiary of the Borrower in favor of the Administrative Agent or any Lender hereunder or thereunder or in connection herewith or therewith.

     "LOAN PARTY" means the Borrower and each Subsidiary Guarantor.

     "MARGIN STOCK" has the meaning specified in Regulation U.

     "MAJORITY LENDERS" means on any date of determination, Lenders who, collectively, on such date (i) have Percentages in the aggregate of at least 66-2/3% and (ii) if the Advances shall have been made on the Closing Date, hold at least 66-2/3% of the then aggregate amount of the outstanding Advances of the Lenders. Determination of those Lenders satisfying the criteria specified above for action by the Majority Lenders shall be made by the Administrative Agent and shall be conclusive and binding on all parties absent manifest error.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole, (b) the rights and remedies of any Lender under any Loan Document, or (c) the ability of the Borrower or any other Person to perform its Obligations under any Loan Document or the Senior Credit Facility.

     "MATERIAL DEBT" has the meaning specified in Section 4.18.

     "MATERIAL SUBSIDIARY" means, at any time, with reference to any Person, any Subsidiary of that Person (i) that has assets at such time comprising 15% or more of the consolidated assets of such Person and its Subsidiaries, or (ii) whose operations in the current fiscal year are expected to, or whose operations in the most recent fiscal year did (or would have if such Person had been a Subsidiary for such entire fiscal year), represent 15% or more of the consolidated earnings before interest, taxes, depreciation and amortization of such Person and its Subsidiaries for such fiscal year.

     "MATURITY DATE" means September 15, 2003, unless earlier terminated.

                                                                    Exhibit 10.3


     "MULTIEMPLOYER PLAN" of any Person means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which such Person or any of its ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

     "MULTIPLE EMPLOYER PLAN" means an employee benefit plan, other than a Multiemployer Plan, to which the Borrower or any ERISA Affiliate, and one or more employers other than the Borrower or an ERISA Affiliate, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which the Borrower or an ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

     "NET CASH PROCEEDS" means, with respect to any sale, lease, transfer or other disposition of any asset, except Exempt Property, or the sale or issuance of any capital stock, any securities convertible into or exchangeable for capital stock or any warrants, rights or options to acquire capital stock by any Person, or the incurrence of any Indebtedness, the aggregate amount of cash received from time to time by or on behalf of such Person in connection with such transaction after deducting therefrom only (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions and (b) the amount of taxes payable in connection with or as a result of such transaction, (c) the amount of any Indebtedness secured by a Lien on such asset that, by the terms of such transaction, is required to be prepaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate and are properly attributable to such transaction or to the asset that is the subject thereof and (d) any amounts that are required to be, and are, repaid to the "Lenders" under the Senior Credit Facility.

     "NOTE" means a promissory note of the Borrower payable to the order of a Lender, in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Advances made by such Lender to the Borrower.

     "NOTICE OF BORROWING" has the meaning specified in Section 2.02 hereof.

     "NYSE" means the New York Stock Exchange.

     "OBLIGATION" means, with respect to any Person, any obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 8.01(h). Without limiting the generality of the foregoing, the Obligations of the Borrower under the Loan Documents include
(a) the obligation to pay principal, interest, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by the Borrower under any Loan Document and (b) the obligation to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of the Borrower.

                                                                    Exhibit 10.3

     "OPERATING LEASE" as applied to any Person means any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is not accounted for as a Capital Lease on the balance sheet of that Person.

     "OTHER TAXES" has the meaning specified in Section 2.12(b) hereof.

     "PARI PASSU DEBT" means any Indebtedness of the Borrower or any Subsidiary Guarantor, whether outstanding at the date hereof or incurred thereafter, that ranks pari passu in right of payment with the Indebtedness of the Borrower or such Subsidiary Guarantor under the Loan Documents.

     "PAYMENT IN FULL" and "PAID IN FULL", with reference to the Senior Credit Facility, shall have the meanings assigned those terms in Article XI hereof.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "PERCENTAGE" means, in respect of any Lender on any date of determination, the percentage obtained by dividing such Lender's Commitment on such day (or, if the Commitments shall have been terminated, the aggregate principal amount of outstanding Advances held by such Lender on such day) by the total of the Commitments (or outstanding Advances, as applicable) on such day, and multiplying the quotient so obtained by 100%.

     "PERMITTED ACQUISITION" shall mean and include any Future Acquisition as to which all of the following conditions are satisfied:

     (i) such Future Acquisition involves a line or lines of business which is complementary to the lines of business in which the Borrower and its Subsidiaries, considered as an entirety, are engaged on the Effective Date, unless the Majority Lenders specifically approve or consent to such Future Acquisition in writing;

     (ii) such Future Acquisition is not actively opposed by the Board of Directors (or similar governing body) of the selling Person or the Person whose equity interests are to be acquired, unless all of the Lenders specifically approve or consent to such Future Acquisition in writing;

     (iii) the cumulative aggregate consideration for such Future Acquisition and all other Permitted Acquisitions completed after January 31, 2000 (exclusive of the Future Acquisition), including the principal amount of any assumed Indebtedness and (without duplication) any Indebtedness of any acquired Person or Persons, does not exceed $25,000,000, unless the Majority Lenders specifically approve or consent to such Future Acquisition; and

     (iv) the Borrower would, after giving effect to such Future Acquisition, be in compliance, on a pro forma basis, with the financial covenants contained in Article VII hereof, such pro forma ratios being determined

          (A) as if (x) such Future Acquisition had been completed at the beginning of the most recent period of four consecutive fiscal quarters of the Borrower for which financial information for the Borrower and the business or Person to be acquired, is

                                                                    Exhibit 10.3


     available, and (y) any such Indebtedness, or other Indebtedness incurred to finance such Future Acquisition, had been outstanding for such period; and

          (B) without giving effect to any credit for unobtained or unrealized gains in connection with such Future Acquisition, but taking into account such adjustments to the overhead of such properties and assets as may reasonably determined and specified by the Borrower to reflect the overhead generally applicable to similar properties and assets owned by the Borrower and its Subsidiaries, as and to the extent the Administrative Agent determines (acting on instructions from the Majority Lenders) such adjustments to be reasonable and appropriate under the particular circumstances);

provided, that the term Permitted Acquisition specifically excludes any loans, advances or minority investments otherwise permitted pursuant to Article VI.

     "PERMITTED ACTIVITIES" means activities substantially related to the business of owning and operating retail department stores, specialty stores, and wholesale and e-commerce activities related to the Borrower's current line of sales.

     "PERMITTED LIENS" means Liens described in Section 6.03 hereof.

     "PERMITTED HOLDERS" shall mean (i) those Persons who are officers and directors of the Borrower at the Effective Date, (ii) the spouses, heirs, legatees, descendants and blood relatives to the third degree of consanguinity of any such Person, (iii) the executors and administrators of the estate of any such Person, and any court appointed guardian of any such Person, (iv) any trust for the benefit of any such Person referred to in the foregoing clauses (i) and
(ii) or any other Persons, or organized for charitable purposes, so long as one or more members of the Current Holder Group has the exclusive or joint right to control the voting and disposition of securities held by such trust, (v) any entity beneficially owned by any such Person referred to in the foregoing clauses (i) and (ii), and (vi) Schottenstein Stores Corporation.

     "PERSON" means any individual, partnership, corporation (including a business trust), limited liability company or partnership, joint stock company, trust, unincorporated organization, association, joint venture or other entity, or a government or any political subdivision, agency or instrumentality thereof.

     "PLAN" means any multiemployer or single-employer plan as defined in
Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute by) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which the Borrower, or a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

     "PRICING GRID" means that chart found in the definition of Applicable
Margin.

"PRIME RATE" means a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the rate publicly announced by Prudential from time to time as its "Prime Rate" or, if Prudential shall not at any time of determination publicly announce a rate of interest as its "Prime Rate", the "Prime Rate" publicly announced by

                                                                    Exhibit 10.3


any money center bank from time to time as its "Prime Rate", as published in the Wall Street Journal (it being understood that in either case the Prime Rate may not be the lowest rate Prudential charges its customers). Any change in the Prime Rate due to a change in Prudential's Prime Rate or such published rate, as applicable, shall be effective on the effective date of such change in Prudential's Prime Rate or such published rate, respectively.

     "PRIME RATE ADVANCE" means an Advance in respect of which the Borrower has selected in accordance with Article II hereof, or this Agreement provides for, interest to be computed on the basis of the Prime Rate.

     "PRIME RATE BORROWING" means any Borrowing comprised of Advances then bearing interest with reference to the Prime Rate.

     "PRINCIPAL PARTY" shall have the meaning specified in Section 8.01(h) hereof.

     "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     "PRUDENTIAL" means PSCC or any Affiliate thereof.

     "PSCC" has the meaning specified in the Introductory Paragraph hereof.

     "PURCHASE MONEY DEBT" means and includes (i) Debt for Money Borrowed for the payment of all or any part of the purchase price of any fixed assets, (ii) any Debt for Money Borrowed incurred at the time of or within 20 days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof, and (iii) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

     "PURCHASE MONEY LIEN" means a Lien upon fixed assets which secures Purchase Money Debt, but only if such Lien shall at all times be confined solely to the fixed assets acquired through the incurrence of the Purchase Money Debt secured by such Lien and such Lien constitutes a purchase money security interest under the Uniform Commercial Code of the State governing such Lien.

     "QUALIFYING SUBORDINATED DEBT SECURITIES" of the Borrower or any Subsidiary means debt securities maturing no earlier than the Maturity Date and ranking junior to or pari passu in right of payment with (i) in the case of the Borrower, the Advances and the Notes and (ii) in the case of any Subsidiary, the obligations of the Subsidiary Guarantors under the Subsidiary Guaranty.

     "REAL PROPERTY" of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

     "REDEEMABLE STOCK" shall mean with respect to any Person, any capital stock or similar equity interests of such Person that (i) is by its terms subject to mandatory redemption, in whole or in part, pursuant to a sinking fund, scheduled redemption or similar provisions, at any time prior to the latest Maturity Date; or (ii) otherwise is required to be repurchased or retired on a

                                                                    Exhibit 10.3


scheduled date or dates, upon the occurrence of any event or circumstance, at the option of the holder or holders thereof, or otherwise, at any time prior to the latest Maturity Date under this Agreement, other than any such repurchase or retirement occasioned by a "change of control" or similar event.

     "REGISTER" has the meaning specified in Section 12.07(b) hereof.

     "REGISTRATION RIGHTS AGREEMENT" means a Registration Rights Agreement relating to the registration, under the Securities Act, of the Conversion Securities, substantially in the form of Exhibit D hereto.

     "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, and any successor or other regulation or official interpretation relating thereto.

     "REPORTABLE EVENT" means an event described in Section 4043 of ERISA or the regulations thereunder with respect to a Plan, other than those events as to which the notice requirement is waived under subsections .22, .23, .25, .27,
 .28, .30, .31, .32, .34, .35, .63, .64, .65 or .67 of PBGC Regulation Section
4043.

     "RESPONSIBLE OFFICER" means, with respect to any Person, any Person duly authorized by such Person to execute and deliver the agreement, certificate, instrument or other document being delivered by such Person in accordance with the terms of this Agreement.

     "SEC" means the Securities and Exchange Commission.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SECURITIES OFFERING" means the public or private issuance or sale by the Borrower or any Subsidiary of the Borrower of any equity securities or Qualifying Subordinated Debt Securities, any securities convertible into or exchangeable for any equity securities or Qualifying Subordinated Debt Securities or any warrants, rights or options to acquire or subscribe for any equity securities or Qualifying Subordinated Debt Securities.

     "SENIOR AGENT" has the meaning specified in Article XI hereof.

     "SENIOR CREDIT FACILITY" means the $300,000,000 Amended and Restated Credit Agreement, dated as of March 15, 2000, among the Borrower, the lending institutions party thereto, National City Bank, as administrative agent, and Bank One, NA, as a co-lead arranger as such agreement may be amended, renewed, extended, substituted, replaced, restated, refinanced, restructured, supplemented or otherwise modified from time to time (including, without limitation, any successive amendments, renewals, extensions, substitutions, replacements, restatements, refinancings, restructuring, supplements or other modifications of the foregoing); provided that with respect to any agreement providing for the refinancing, substitution or replacement of Indebtedness under the Senior Credit Facility (including any such agreement which increases the principal amount thereof), such agreement shall be the Senior Credit Facility for the purposes of this definition only if a notice to that effect is delivered by the Borrower to

                                                                    Exhibit 10.3


the Lenders and there shall be at any time only one credit agreement that is the Senior Credit Facility.

     "SENIOR CREDIT FACILITY LENDERS" means the Lenders under (and as defined in) the Senior Credit Facility.

     "SENIOR DEBT" means the principal of and premium, if any, and interest on (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not allowed) and other amounts due on or in connection with any Indebtedness of the Borrower or any Subsidiary Guarantor (other than the Obligations under the Loan Documents or Pari Passu Debt), whether outstanding on the date hereof or thereafter incurred, unless, in the case of such Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness will be pari passu with or subordinate in right of payment to the Obligations under the Loan Documents. Without limiting the generality of the foregoing, "Senior Debt" includes the principal of and premium, if any, and interest (including interest accruing after the occurrence of an event of default or after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not allowed) on all obligations of every nature of the Borrower or such Subsidiary Guarantor from time to time owed to the lenders under the Senior Credit Facility and all Indebtedness arising under the Designated Hedge Agreements, provided, however, that any Indebtedness under any refinancing, refunding or replacement of the Senior Credit Facility or under any Designated Hedge Agreement will not constitute Senior Debt to the extent that the Indebtedness thereunder is by its express terms subordinate to any other Indebtedness of the Borrower. Notwithstanding the foregoing, "Senior Debt" will not include (a) Indebtedness represented by Disqualified Stock, (b) any trade payables, (c) Indebtedness of or amounts owed by the Borrower or any Subsidiary Guarantor for compensation to employees or for services rendered to the Borrower or such Subsidiary Guarantor, (d) any liability for foreign, federal, state, local or other taxes owed or owing by the Borrower or any Subsidiary Guarantor,
(e) Indebtedness of the Borrower or any Subsidiary Guarantor to a Subsidiary of the Borrower or such Subsidiary Guarantor or any other Affiliate of the Borrower or such Subsidiary Guarantor or any of such Affiliate's Subsidiaries, (f) that portion of any Indebtedness that, at the time of the incurrence, is incurred by the Borrower or any Subsidiary Guarantor in violation of this Agreement, unless arising under the Senior Credit Facility or the Designated Hedge Agreements, (g) amounts owing under leases (other than Capitalized Lease Obligations) and (h) Indebtedness of the Borrower or any Subsidiary Guarantor that is without recourse to the Borrower or such Subsidiary Guarantor (regardless of any election under Section 1111(b) of the Bankruptcy Code).

     "SENIOR NONMONETARY DEFAULT" has the meaning set forth in Article XI hereof.

     "SENIOR PAYMENT DEFAULT" has the meaning set forth in Article XI hereof.

     "SOLVENT" and "SOLVENCY" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such

                                                                    Exhibit 10.3


Person's ability to pay as such debts and liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be excepted to become an actual or matured liability.

     "STANDARD PERMITTED LIENS" means the following:

          (i) Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Borrower) have been established;

          (ii) Liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's, materialmen's and mechanics' Liens and other similar Liens arising in the ordinary course of business, which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or any Subsidiary;

          (iii) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.01;

          (iv) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; and mechanic's Liens, carrier's Liens, and other Liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, performance and return-of-money bonds and other similar obligations, incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money), whether pursuant to statutory requirements, common law or consensual arrangements;

          (v) Leases or subleases granted to others not interfering in any material respect with the business of the Borrower or any of its Subsidiaries and any interest or title of a lessor under any lease not in violation of this Agreement;

          (vi) easements, rights-of-way, zoning or deed restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries considered as an entirety;

          (vii) Liens arising from financing statements regarding property subject to leases not in violation of the requirements of this Agreement, provided that such Liens are only in respect of the property subject to, and secure only, the respective lease (and any other lease with the same or an affiliated lessor); and

          (viii) rights of consignors of goods, whether or not perfected by the filing of a financing statement under the UCC.

                                                                    Exhibit 10.3


     "SUBORDINATED INDEBTEDNESS" means Indebtedness of the Borrower or any Subsidiary thereof that is subordinated in right of payment to the Obligations of the Borrower under the Loan Documents in a manner satisfactory to Lenders.

     "SUBSIDIARY" of any Person means any corporation, limited liability company, partnership, joint venture, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries. For purposes of the Loan Documents, the term "Subsidiary" shall include any Person controlled by the Borrower that shall acquire any assets or assume any liability of Filene's.

     "SUBSIDIARY GUARANTOR" means any Subsidiary that is a party to a Subsidiary Guaranty.

     "SUBSIDIARY GUARANTY" has the meaning specified in Section 3.01(g)(ix) hereof.

     "SYNTHETIC LEASE" means any lease (i) which is accounted for by the lessee as an Operating Lease, and (ii) under which the lessee is intended to be the "owner" of the leased property for federal income tax purposes.

     "TAXES" has the meaning specified in Section 2.12(a) hereof.

     "TESTING PERIOD" shall mean for any determination, a single period consisting of the four consecutive fiscal quarters of the Borrower then last ended (whether or not such quarters are all within the same fiscal year), except that if a particular provision of this Agreement indicates that a Testing Period shall be of a different specified duration, such Testing Period shall consist of the particular fiscal quarter or quarters of the Borrower then last ended which are so indicated in such provision.

     "TYPE" has the meaning assigned to such term (i) in the definition of " Advance" when used in such context and (ii) in the definition of " Borrowing" when used in such context.

     "UCC" means the Uniform Commercial Code.

     "UNFUNDED CURRENT LIABILITY" of any Plan means the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

     "UNITED STATES" and "U.S." each means United States of America.

                                                                    Exhibit 10.3


     "WHOLLY-OWNED SUBSIDIARY" means each Subsidiary of the Borrower at least 95% of whose capital stock, equity interests and partnership interests, other than director's qualifying shares or similar interests, are owned directly or indirectly by the Borrower.

SECTION 1.02. COMPUTATION OF TIME PERIODS.
     In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

SECTION 1.03. ACCOUNTING TERMS.
     All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United State as of the date of this Agreement that are consistent with those applied in the preparation of the financial statements referred to in Section 4.08 ("GAAP").

SECTION 1.04. COMPUTATIONS OF OUTSTANDINGS.
     Whenever reference is made in this Agreement to the principal amount of Advances under this Agreement on any date, such reference shall refer to the aggregate principal amount of all Advances on such date after giving effect to
(i) all Advances to be made on such date and the application of the proceeds thereof and (ii) any repayment or prepayment of Advances on such date by the Borrower.

                                   ARTICLE II
                            COMMITMENTS AND ADVANCES

SECTION 2.01. THE COMMITMENTS.
     Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Advances to the Borrower on the Closing Date in an amount not to exceed such Lender's Commitment. If the Closing Date shall not have occurred on or prior to March 31, 2000, the Commitments shall terminate.

SECTION 2.02. ADVANCES.
     Subject to Section 2.01, more than one Borrowing may be made on the same Business Day. Each Borrowing shall consist of Advances of the same Type and Interest Period made to the Borrower on the Closing Date, or thereafter continued or converted as Advances of the same Type and for the same Interest Period on the same Business Day, by the Lenders ratably according to their respective Commitments. The Borrowing to be made on the Closing Date shall be made on notice in substantially the form of Exhibit B hereto (the "NOTICE OF BORROWING"), delivered by the Borrower to the Administrative Agent, by hand or facsimile, not later than 11:00 a.m. (New York City time) (i) in the case of Eurodollar Rate Advances, on the third Business Day prior to the Closing Date and (ii) in the case of Prime Rate Advances, on the Closing Date. Upon receipt of the Notice of Borrowing, the Administrative Agent shall notify the Lenders thereof promptly on the day so received. The Notice of Borrowing shall specify therein the requested (A) Closing Date, (B) principal amount and Type of Advances comprising such Borrowing and (C) initial Interest Period for such Advances. The Borrowing to be made on the Closing Date shall be subject to the satisfaction of the conditions precedent thereto as set forth in Article III hereof.

                                                                    Exhibit 10.3


SECTION 2.03. TERMS RELATING TO THE MAKING OF ADVANCES.

     (a) Notwithstanding anything in Section 2.02 above to the contrary:

          (i) at no time shall more than four different Borrowings be outstanding hereunder; and

          (ii) each Borrowing hereunder shall be in an aggregate principal amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

     (b) The Notice of Borrowing shall be irrevocable and binding on the Borrower.

SECTION 2.04. MAKING OF ADVANCES.

     (a) Each Lender shall, before 1:00 p.m. (New York City time) on the Closing Date, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's address referred to in
Section 12.02, in same day funds, such Lender's portion of the Borrowing to be made on such date. Advances shall be made by the Lenders ratably in accordance with their several Commitments. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's aforesaid address.

     (b) Unless the Administrative Agent shall have received notice from a Lender prior to the time of the Borrowing to be made on the Closing Date that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the Closing Date in accordance with subsection (a) of this Section 2.04, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount on such date. If and to the extent that any such Lender shall not have so made such ratable portion available to the Administrative Agent (a "NON-PERFORMING LENDER"), the non-performing Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. Nothing herein shall in any way limit, waive or otherwise reduce any claims that any party hereto may have against any non-performing Lender.

     (c) The failure of any Lender to make the Advance to be made by it as part of the Borrowing on the Closing Date shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the Closing Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the Closing Date.

SECTION 2.05. REPAYMENT OF ADVANCES.

     The Borrower shall repay the principal amount of each Advance made to it hereunder on the Maturity Date.

SECTION 2.06. INTEREST.

                                                                    Exhibit 10.3

     (d) Interest Periods.

          (i) The period commencing on the date of each Eurodollar Rate Advance and ending on the last day of the period selected by the Borrower with respect to such Eurodollar Rate Advance pursuant to the provisions of this
     Section 2.06 is referred to herein as an "INTEREST PERIOD". The duration of each Interest Period shall be one, two, three or (subject to availability) six months; provided, however, that no Interest Period may be selected by the Borrower if such Interest Period would end after the Maturity Date.

          (ii) Subject to the terms and conditions of this Agreement, the initial Interest Period for the Advances made to the Borrower on the Closing Date shall be determined by the Borrower as set forth in its Notice of Borrowing. The Borrower may elect to continue or convert (A) the Advances made on the Closing Date and (B) thereafter, one or more Advances of any Type and having the same Interest Period, to one or more Advances of the same or any other Type and having the same or a different Interest Period, on the following terms and subject to the following conditions:

          (A) Each continuation or conversion shall be made as to all Advances comprising a single Borrowing upon written notice given by the Borrower to the Administrative Agent not later than 11:00 a.m. (New York City time) on the third Business Day prior to the date of the proposed continuation of or conversion, in the case of a continuation or conversion to a Eurodollar Rate Advance, or on the day of the proposed continuation of or conversion to a Prime Rate Advance. The Administrative Agent shall notify each Lender of the contents of such notice promptly after receipt thereof. Each such notice shall specify therein the following information: (1) the date of such proposed continuation or conversion (which in the case of Eurodollar Rate Advances shall be the last day of the Interest Period then applicable to such Advances to be continued or converted), (2) the Type of, and Interest Period applicable to the Advances proposed to be continued or converted, (3) the aggregate principal amount of Advances proposed to be continued or converted, and (4) the Type of Advances to which such Advances are proposed to be continued or converted and the Interest Period to be applicable thereto.

          (B) During the continuance of a Default, the right of the Borrower to continue or convert Advances to Eurodollar Rate Advances shall be suspended, and all Eurodollar Rate Advances then outstanding shall be converted to Prime Rate Advances on the last day of the Interest Period then in effect, if, on such day, a Default shall be continuing.

          (C) During the continuance of an Event of Default, the right of the Borrower to continue or convert Advances to Eurodollar Rate Advances shall be suspended, and upon the occurrence of an Event of Default, all Eurodollar Rate Advances then outstanding shall immediately, without further act by the Borrower, be converted to Prime Rate Advances.

                                                                    Exhibit 10.3

          (D) If no notice of continuation or conversion is received by the Administrative Agent as provided in paragraph (A), above, with respect to any outstanding Advances on or before the third Business Day prior to the last day of the Interest Period then in effect for such Advances, the Administrative Agent shall treat such absence of notice as a deemed notice of continuation or conversion providing for such Advances to be continued as or converted to Prime Rate Advances.

     (b) INTEREST RATES. The Borrower shall pay interest on the unpaid principal amount of each Advance made by each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

     (i) PRIME RATE ADVANCES. In the case of a Prime Rate Advance, a rate per annum equal at all times to the sum of the Prime Rate in effect from time to time plus the Applicable Prime Rate Margin, payable (A) on the last day of January, April, July and October in each year, (B) on any date on which such Advance shall be converted to a Eurodollar Rate Advance in accordance with Section 2.06(a), and (C) the date such Advance shall be repaid or prepaid in full, regardless of the date of such repayment or prepayment; provided, that (X) no interest shall be payable until March 15, 2001, except for interest payable pursuant to the foregoing subclause (C), and
     (Y) all such interest accruing for the period from the Closing Date to March 15, 2001 and not paid as a result of this proviso shall bear interest at the rates applicable from time to time to the Advances on which such original interest accrued and shall be payable (with such interest thereon) on March 15, 2001.

     (ii) EURODOLLAR RATE ADVANCES. In the case of a Eurodollar Rate Advance, a rate per annum equal at all times during the Interest Period for such Advance to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Eurodollar Rate Margin, payable (A) on the last day of each Interest Period, (B) on any date on which such Advance shall be converted to a Prime Rate Advance in accordance with Section 2.06(a), and (C) the date such Advance shall be repaid or prepaid in full, regardless of the date of such repayment or prepayment provided, that (X) no interest shall be payable until March 15, 2001, except for interest payable pursuant to the foregoing subclause (C), and (Y) all such interest accruing for the period from the Closing Date to March 15, 2001 and not paid as a result of this proviso shall bear interest at the rates applicable from time to time to the Advances on which such original interest accrued and shall be payable (with such interest thereon) on March 15, 2001.

     (c) OTHER AMOUNTS. Any other amounts payable hereunder that are not paid when due shall (to the fullest extent permitted by law) bear interest, from the date when due until paid in full, at a rate per annum equal at all times to 2.0% per annum above the Applicable Rate in effect from time to time for Prime Rate Advances, payable on demand.

     (d) INTEREST RATE DETERMINATIONS. The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the Applicable Rate determined from time to time by the Administrative Agent for each Advance.

                                                                    Exhibit 10.3


     (e) MAXIMUM INTEREST RATE. Notwithstanding anything to the contrary set forth in this Agreement: (i) the Applicable Rate for any Advance shall not exceed, at any time, the lesser of 18% per annum and the maximum amount permitted by Applicable Law; and (ii) if at any time the Applicable rate for any Advance shall exceed 15% per annum, such excess shall be added to the principal of such Advance and shall bear interest as set forth in this Agreement.

SECTION 2.07. PAYMENTS AND COMPUTATIONS.

     (a) The Borrower shall make each payment hereunder and under the Notes not later than 12:00 noon (New York City time) on the day when due in U.S. Dollars to the Administrative Agent at its address referred to in Section 12.02 hereof, in same day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest, fees or other amounts payable to the Lenders, to the respective Lenders to whom the same are payable, for the account of their respective Applicable Lending Offices, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of a Lender Assignment and recording of the information contained therein in the Register pursuant to Section 12.07, from and after the effective date specified in such Lender Assignment, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Lender Assignment shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

     (b) The Borrower hereby authorizes the Administrative Agent and each Lender, if and to the extent payment owed by the Borrower to the Administrative Agent or such Lender, as the case may be, is not made when due hereunder (or, in the case of a Lender, under the Note held by such Lender), to charge from time to time against any or all of the Borrower's accounts with the Administrative Agent or such Lender, as the case may be, any amount so due.

     (c) All computations of interest based on the Prime Rate (except when determined on the basis of the Federal Funds Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be. All computations of interest and other amounts payable pursuant to Section 2.10 shall be made by the Lender claiming such interest or other amount on the basis of a year of 360 days. All other computations of interest, including computations of interest based on the Eurodollar Rate, the Prime Rate (when and if determined on the basis of the Federal Funds Rate), and all computations of fees and other amounts payable hereunder, shall be made on the basis of a year of 360 days. In each such case, such computation shall be made for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or other amounts are payable. Each such determination by the Administrative Agent or a Lender shall be conclusive and binding for all purposes, absent manifest error.

     (d) Whenever any payment under any Loan Document shall be stated to be due, or the last day of an Interest Period hereunder shall be stated to occur, on a day other than a Business Day, such payment shall be made, and the last day of such Interest Period shall occur, on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest and fees hereunder; provided, however, that if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made, or the last day of an Interest Period for a Eurodollar Rate Advance to occur, in the next following

                                                                    Exhibit 10.3

calendar month, such payment shall be made on the next preceding Business Day and such reduction of time shall in such case be included in the computation of payment of interest hereunder.

     (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender, together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

SECTION 2.08. PREPAYMENTS - OPTIONAL.

     (a) The Borrower shall not have any right to prepay any Advances except in accordance with subsection (b) below and Section 2.09. Once prepaid, Advances may not be reborrowed.

     (b) Subject in all respects to the limitations contained in the Senior Credit Facility as in effect on the Closing Date and Article XI of this Agreement, the Borrower may, upon at least five Business Day's written notice to the Administrative Agent (such notice being irrevocable), stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given, the Borrower shall, prepay Advances comprising part of the same Borrowing, in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid and any amounts owing in connection therewith pursuant to Section 2.10(c); provided, however, that each partial prepayment shall be in an aggregate principal amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

SECTION 2.09. PREPAYMENTS - MANDATORY.

     (a) CERTAIN PROCEEDS OF ASSET SALES. Subject in all respects to the prior rights of the Senior Credit Facility Lenders under Section 5.2 of the Senior Credit Facility as in effect on the date hereof, to the prior payment in full of the Senior Credit Facility and to Article XI of this Agreement, if during any fiscal year of the Borrower, the Borrower and its Subsidiaries have received cumulative Cash Proceeds during such fiscal year from one or more Asset Sales of at least $1,000,000, not later than the third Business Day following the date of receipt of any Cash Proceeds in excess of such amount, an amount, conforming to the requirements as to the amount of partial prepayments contained in Section
2.08 hereof, at least equal to 100% of the Net Cash Proceeds then received in excess of such amount from any Asset Sale, shall be applied as a mandatory prepayment of principal of the outstanding Advances; provided, that (i) if no Default under Section 8.01(a) hereof or Event of Default shall have occurred and be continuing, (ii) the Borrower and its Subsidiaries have scheduled Consolidated Capital Expenditures during the following 12 months, and (iii) the Borrower notifies the Administrative Agent of the amount and nature thereof and of its intention to reinvest all or a portion of such Net Cash Proceeds in such Consolidated Capital Expenditures during such 12 month period, then no such prepayment shall be required to the extent the Borrower so indicates that such reinvestment will take place. Subject in all respects to the prior rights of the Senior Credit Facility Lenders under Section 5.2

                                                                    Exhibit 10.3


of the Senior Credit Facility as in effect on the date hereof, to the prior payment in full of the Senior Credit Facility and to Article XI of this Agreement, if at the end of any such 12 month period any portion of such Net Cash Proceeds has not been so reinvested, the Borrower will immediately make a prepayment of the outstanding Advances as provided above in an amount, conforming to the requirements as to amount of prepayments contained in Section
2.08 hereof, at least equal to such remaining amount.

     (b) PROCEEDS OF EQUITY SALES AND PROCEEDS OF QUALIFYING SUBORDINATED DEBT SECURITIES. Subject in all respects to the prior rights of the Senior Credit Facility Lenders under Section 5.2 of the Senior Credit Facility as in effect on the date hereof and Article XI of this Agreement, not later than the Business Day following the date of the receipt by the Borrower and/or any Subsidiary of the cash proceeds (net of underwriting discounts and commissions, placement agent fees and other customary fees and costs associated therewith) from any sale or issuance of equity securities or Qualifying Subordinated Debt Securities by the Borrower or any Subsidiary after the Closing Date (other than (i) any inter-company sale to the Borrower or any Subsidiary and (ii) any sale or issuance to management, employees (or key employees) or directors pursuant to stock option or similar plans for the benefit of management, employees (key employees) or directors generally), the Borrower will prepay Advances in an aggregate amount, conforming to the requirements as to the amounts of partial prepayments of outstanding Advances which are contained in Section 2.08, which is not less than (x) 100% of such Net Proceeds, or (y) if less, an amount equal to the then aggregate amount of outstanding Advances.

     (c) CERTAIN PROCEEDS OF OTHER DEBT SECURITIES. Subject in all respects to the prior rights of the Senior Credit Facility Lenders under Section 5.2 of the Senior Credit Facility, to the prior payment in full of the Senior Credit Facility and to Article XI of this Agreement, not later than the Business Day following the date of the receipt by the Borrower and/or any Subsidiary of the cash proceeds (net of underwriting discounts and commissions, placement agent fees and other customary fees and costs associated therewith) from any sale or issuance by the Borrower or any Subsidiary of debt securities other than Qualifying Subordinated Debt Securities after the Closing Date in an underwritten public offering, Rule 144A offering, or private placement with one or more institutional investors, the Borrower will prepay Advances in an aggregate amount, conforming to the requirements as to the amounts of partial prepayments of Advances which are contained in Section 2.08 hereof, which is not less than (x) 100% of such net proceeds, or (y) if less, an amount equal to the then aggregate outstanding principal amount of the Advances.

     (d) CHANGE OF CONTROL. Subject in all respects to the prior rights of the Senior Credit Facility Lenders under Section 5.2 of the Senior Credit Facility as in effect on the date hereof , to the prior payment in full of the Senior Credit Facility and to Article XI of this Agreement, upon the occurrence of a Change of Control, the Borrower shall on the date of such Change of Control, prepay all Advances outstanding at such time in an amount equal to 101% of the principal amount thereof plus accrued and unpaid interest thereon at such date and cancel the Commitments in whole.

SECTION 2.10. YIELD PROTECTION.

     (a) CHANGE IN CIRCUMSTANCES. Notwithstanding any other provision herein, if after the date hereof, the adoption of or any change in Applicable Law or in the interpretation or administration thereof by any governmental authority charged with the interpretation or

                                                                    Exhibit 10.3


administration thereof (whether or not having the force of law) shall (i) change the basis of taxation of payments to any Lender of the principal of or interest on any Eurodollar Rate Advance made by such Lender or any fees or other amounts payable hereunder (other than changes in respect of taxes imposed on the overall net income of such Lender, or its Applicable Lending Office, by the jurisdiction in which such Lender has its principal office or in which such Applicable Lending Office is located or by any political subdivision or taxing authority therein), (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against commitments or assets of, deposits with or for the account of, or credit extended by, such Lender, or (iii) shall impose on such Lender any other condition affecting this Agreement or Eurodollar Rate Advances, and the result of any of the foregoing shall be (A) to increase the cost to such Lender of issuing, maintaining or participating in this Agreement or of agreeing to make, making or maintaining any Advance or (B) to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender, upon demand, such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

     (b) CAPITAL. If any Lender shall have determined that the adoption after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any Applicable Lending Office of such Lender), or any holding company of any such entity, with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect (i) of reducing the rate of return on such entity's capital or on the capital of such entity's holding company, if any, as a consequence of this Agreement, any Commitment hereunder or the portion of the Advances made by such entity pursuant hereto to a level below that which such entity or such entity's holding company could have achieved, but for such applicability, adoption, change or compliance (taking into consideration such entity's policies and the policies of such entity's holding company with respect to capital adequacy), or
(ii) of increasing or otherwise determining the amount of capital required or expected to be maintained by such entity or such entity's holding company based upon the existence of this Agreement, any Commitment hereunder, the portion of the Advance made by such entity pursuant hereto and other similar such credits, participations, commitments, agreements or assets, then from time to time the Borrower shall pay to such Lender, upon demand, such additional amount or amounts as will compensate such entity or such entity's holding company for any such reduction or allocable capital cost suffered.

     (c) BREAKAGE INDEMNITY. The Borrower shall indemnify each Lender against any loss, cost or reasonable expense which such Lender may sustain or incur as a consequence of (i) any failure by the Borrower to fulfill on the Closing Date or the date of any continuation or conversion of Advances hereunder the applicable conditions precedent set forth in Articles II and III, (ii) any failure by the Borrower to borrow or continue any, or convert any outstanding Advance into a, Eurodollar Rate Advance hereunder after the Notice of Borrowing has been delivered pursuant to Section 2.02 hereof or after delivery of a notice of continuation or conversion pursuant to Section 2.06(a)(ii) hereof, (iii) any payment, prepayment, continuation or conversion of a Eurodollar Rate Advance required or permitted by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest

                                                                    Exhibit 10.3


Period applicable thereto, (iv) any default in payment or prepayment of the principal amount of any Eurodollar Rate Advance made to the Borrower or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by irrevocable notice of prepayment or otherwise) or (v) the occurrence of any Event of Default, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Advance or any part thereof as a Eurodollar Rate Advance. Such loss, cost or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (A) its cost of obtaining the funds for the Eurodollar Rate Advance being paid, prepaid, converted, continued or not borrowed or continued for the period from the date of such payment, prepayment, conversion, continuation or failure to borrow or continue to the last day of the Interest Period for such Advance (or, in the case of a failure to borrow or continue, the Interest Period for such Advance which would have commenced on the date of such failure) over (B) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid, converted, continued or not borrowed or continued for such period or Interest Period, as the case may be. For purposes of this subsection (d), it shall be presumed that in the case of any Eurodollar Rate Advance, each Lender shall have funded each such Advance with a fixed-rate instrument bearing the rates and maturities designated in the determination of the Applicable Rate for such Advance.

     (d) NOTICES. A certificate of any Lender setting forth such entity's claim for compensation hereunder and the amount necessary to compensate such entity or its holding company pursuant to subsections (a) through (c) of this Section 2.10 shall be submitted to the Borrower and the Administrative Agent and shall be conclusive and binding for all purposes, absent manifest error. The Borrower shall pay such Lender directly the amount shown as due on any such certificate within 10 days after its receipt of the same. The failure of any entity to provide such notice or to make demand for payment under this Section 2.10 shall not constitute a waiver of such entity's rights hereunder. Each Lender shall use reasonable efforts to ensure the accuracy and validity of any claim made by it hereunder, but the foregoing shall not obligate any such entity to assert any possible invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

     (e) CHANGE IN LEGALITY. Notwithstanding any other provision herein, if the adoption of or any change in any law or regulation or in the interpretation or administration thereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Rate Advance or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Rate Advance, then, by written notice to the Borrower and the Administrative Agent, such Lender may:

          (i) declare that Eurodollar Rate Advances will not thereafter be made by such Lender hereunder, whereupon the right of the Borrower to select Eurodollar Rate Advances for any Borrowing or conversion shall be forthwith suspended until such Lender shall withdraw such notice as provided hereinbelow or shall cease to be a Lender hereunder pursuant to Section
     12.07 hereof; and

          (ii) require that all outstanding Eurodollar Rate Advances be converted to Prime Rate Advances, in which event all Eurodollar Rate Advances shall be

                                                                    Exhibit 10.3

     automatically converted to Prime Rate Advances as of the effective date of such notice as provided herein below.

Upon receipt of any such notice, the Administrative Agent shall promptly notify the other Lenders. Promptly upon becoming aware that the circumstances that caused such Lender to deliver such notice no longer exist, such Lender shall deliver notice thereof to the Borrower and the Administrative Agent withdrawing such prior notice (but the failure to do so shall impose no liability upon such Lender). Promptly upon receipt of such withdrawing notice from such Lender (or upon such Lender assigning all of its Commitments, Advances and other rights and obligations under the Loan Documents in accordance with Section 12.07), the Administrative Agent shall deliver notice thereof to the Borrower and the Lenders and such suspension shall terminate. Prior to any Lender giving notice to the Borrower under this subsection (e), such Lender shall use reasonable efforts to change the jurisdiction of its Applicable Lending Office, if such change would avoid such unlawfulness and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender. Any notice to the Borrower by any Lender shall be effective as to each Eurodollar Rate Advance on the last day of the Interest Period currently applicable to such Eurodollar Rate Advance; provided that if such notice shall state that the maintenance of such Advance until such last day would be unlawful, such notice shall be effective on the date of receipt by the Borrower and the Administrative Agent.

     (f) MARKET RATE DISRUPTIONS. If the Majority Lenders shall notify the Administrative Agent that the Eurodollar Rate will not adequately reflect the cost to such Majority Lenders of making, funding or maintaining their respective Eurodollar Rate Advances, the right of the Borrower to select or receive Eurodollar Rate Advances for any Borrowing shall be forthwith suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and until such notification from the Administrative Agent, each requested Borrowing of Eurodollar Rate Advances hereunder shall be deemed to be a request for Prime Rate Advances.

     (g) RIGHTS OF PARTICIPANTS. Any participant in a Lender's interests hereunder may assert any claim for yield protection under this Section 2.10 that it could have asserted if it were a Lender hereunder. If such a claim is asserted by any such participant, it shall be entitled to receive such compensation from the Borrower as a Lender would receive in like circumstances; provided, however, that with respect to any such claim, the Borrower shall have no greater liability to the Lender and its participant, in the aggregate, than it would have had to the Lender alone had no such participation interest been created.

SECTION 2.11. SHARING OF PAYMENTS, ETC.

     If any Lender obtains any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, but excluding any proceeds received by assignments or sales of participation in accordance with Section
12.07 hereof to a Person that is not an Affiliate of the Borrower) on account of the Advances owing to it (other than pursuant to Section 2.10 hereof) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participation in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender

                                                                    Exhibit 10.3


shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.11 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. Notwithstanding the foregoing, if any Lender shall obtain any such excess payment involuntarily, such Lender may, in lieu of purchasing participation from the other Lenders in accordance with this Section 2.11, on the date of receipt of such excess payment, return such excess payment to the Administrative Agent for distribution in accordance with
Section 2.07.

SECTION 2.12. TAXES.

     (a) All payments by or on behalf of the Borrower under any Loan Document shall be made in accordance with Section 2.07, free and clear of and without deduction for all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its overall net income, and franchise taxes imposed on it, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under any Loan Document to any Lender or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made by the Borrower under any Loan Document or from the execution, delivery or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "OTHER TAXES").

     (c) The Borrower hereby indemnifies each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and any Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.12) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. A claim for such indemnification shall be set forth in a certificate of such Lender or the Administrative Agent (as the case may be) setting forth in reasonable detail the amount necessary to indemnify such Person pursuant to this

                                                                    Exhibit 10.3


subsection (c) and shall be submitted to the Borrower and the Administrative Agent and shall be conclusive and binding for all purposes, absent manifest error. The Borrower shall pay such Lender or the Administrative Agent (as the case may be) directly the amount shown as due on any such certificate within 30 days after the receipt of same. If any Taxes or Other Taxes for which a Lender or the Administrative Agent has received payments from the Borrower hereunder are refunded to such Lender or the Administrative Agent, such Lender or the Administrative Agent, as the case may be, shall promptly forward to the Borrower any such refunded amount. The Borrower's, the Administrative Agent's and each Lender's obligations under this Section 2.12 shall survive the payment in full of the Advances.

     (d) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 12.02, the original or a certified copy of a receipt evidencing payment thereof.

     (e) Each Lender that is not incorporated under the laws of the United States of America or any state thereof shall, on or prior to the date it becomes a Lender hereunder, deliver to the Borrower and the Administrative Agent such certificates, documents or other evidence, as required by the Internal Revenue Code of 1986, as amended from time to time (the "CODE"), or treasury regulations issued pursuant thereto, including Internal Revenue Service Form 4224, Form 1001, Form W-8 BEN or Form W-8 ECI and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-1(a) or Section 1.1441-6(c) or any subsequent version thereof, properly completed and duly executed by such Lender establishing that it is (i) not subject to withholding under the Code or (ii) totally exempt from United States of America tax under a provision of an applicable tax treaty. Each Lender shall promptly notify the Borrower and the Administrative Agent of any change in its Applicable Lending Office and shall deliver to the Borrower and the Administrative Agent together with such notice such certificates, documents or other evidence referred to in the immediately preceding sentence. Each Lender will use good faith efforts to apprise the Borrower and the Administrative Agent as promptly as practicable of any impending change in its tax status that would give rise to any obligation by the Borrower to pay any additional amounts pursuant to this Section 2.12. Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments under the Loan Documents are not subject to United States of America withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender organized under the laws of a jurisdiction outside the United States of America. Each Lender represents and warrants that each such form supplied by it to the Administrative Agent and the Borrower pursuant to this Section 2.12, and not superseded by another form supplied by it, is or will be, as the case may be, complete and accurate.

     (f) Any Lender claiming any additional amounts payable pursuant to this
Section 2.12 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its Applicable Lending Office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

                                                                    Exhibit 10.3


                                   ARTICLE III
                              CONDITIONS OF LENDING

SECTION 3.01. CONDITIONS PRECEDENT TO BORROWING.

         The obligation of each Lender to make an Advance on the Closing Date is subject to the following conditions precedent:

         (a) The Lenders shall be satisfied with the corporate and legal structure and capitalization of each Loan Party, including the terms and conditions of the charter, bylaws and each class of Capital Stock of each Loan Party and of each agreement or instrument relating to such structure or capitalization.

         (b) All conditions to effectiveness of the Senior Credit Facility (other than the funding of the Advances hereunder) shall have been satisfied, or with the consent of the Lenders, waived, the initial funding under the Senior Credit Facility shall occur substantially simultaneously, and the Administrative Agent shall have received, in sufficient quantities for the Lenders, copies of all documents evidencing or governing the Senior Credit Facility, including the applicable credit agreement, the notes issued thereunder, any related guaranties and all pledge agreements, security agreements, collateral assignments and similar security instruments related thereto, and all closing documents, and all such documentation shall be satisfactory in form and substance to each of the Lenders.

                  (i) The Borrower shall have Consolidated EBITDA for the Testing Period ended on or nearest to January 31, 2000, computed on a pro forma basis as if its acquisition of certain assets and assumption of certain liabilities of Filene's had been completed for such entire Testing Period and any Indebtedness assumed or incurred in connection therewith had been outstanding for such entire Testing Period, of at least $113 million; and on the Closing Date the Administrative Agent shall have received a certificate, dated the Closing Date, of a responsible financial or accounting officer of the Borrower to such effect, containing calculations in reasonable detail as to such computation, and to the further effect that, at and as of the Closing Date and both before and after giving effect to the initial Borrowing hereunder and the application of the proceeds thereof, (x) no Default or Event of Default has occurred or is continuing, and (y) all representations and warranties of the Loan Parties contained herein or in the other Loan Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Closing Date, except that as to any such representations and warranties which expressly relate to an earlier specified date, such representations and warranties are only represented as having been true and correct in all material respects as of the date when made.

         (c) Since the end of the Borrower's fiscal quarter ended on or nearest to October 31, 1999, in the sole judgment of Prudential, there has been no change in the assets, properties, condition, business, prospects or affairs of the Borrower and its Subsidiaries taken as a whole, or their properties and assets considered as an entirety, except for changes solely in the ordinary course of business, and changes incident to the acquisition of Gramex Retail Stores, Inc. in November 1999, none of which, individually or in the aggregate, has had or could reasonably be expected to have, a Material Adverse Effect.

                                                                    Exhibit 10.3


         (d) During the period from February 28, 2000 to the Closing Date, there shall not have occurred a material disruption or material adverse change in financial, banking, loan syndication or capital market conditions generally or in the market for new issuance of high yield securities or syndicated leveraged loans which, in the sole judgment of Prudential, could be expected to materially adversely affect the syndication of portions or all of the Commitments to additional Lenders.

         (e) The Lenders shall be satisfied that all Material Debt, other than the Indebtedness identified on Schedule 3.01(h), has been prepaid, redeemed or defeased in full or otherwise satisfied and extinguished.

         (f) The Lenders shall have completed a due diligence investigation of the Borrower and its Subsidiaries in scope, and with results, satisfactory to the Lenders.

         (g) the Administrative Agent shall have received on or before the day of the Borrowing the following, each dated such day (unless otherwise specified), in form and substance satisfactory to each Lender (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender:

                  (i) Counterparts of this Agreement, duly executed by the Borrower,

                  (ii) The Notes payable to the order of the Lenders in the amount of each Lenders' Commitment;

                  (iii) A copy of the charter of each Loan Party and each amendment thereto, certified (as of a date reasonably near the date of the Borrowing) by the Secretary of State of the State of incorporation of such Loan Party as being a true and correct copy thereof;

                  (iv) With respect to each Loan Party, a copy of a certificate of the Secretary of State of the State of its incorporation, dated reasonably near the date of the Borrowing, listing the charter of such Loan Party and each amendment thereto on file in his office and certifying that (A) such amendments are the only amendments to such Loan Party's charter on file in his office, and (B) such Loan Party is duly incorporated and in good standing under the laws of such State;

                  (v) A certificate of the Secretary of State of each State identified on Schedule 3.01(j), in each case, dated reasonably near the date of the Borrowing, stating that the Loan Party whose name appears in the column adjacent to the name of such State is duly qualified and in good standing as a corporation organized under the laws of such State or as a foreign corporation in such State and has filed all annual reports required to be filed to the date of such certificate;

                  (vi) A certificate of the Borrower and each other Loan Party, signed on behalf of the Borrower or such other Loan Party by its President or a Vice President and its Secretary or any Assistant Secretary, dated the date of the Borrowing (the statements made in which certificate shall be true on and as of the date of the Borrowing), certifying as to (A) the absence of any amendments to the charter of the Borrower or such other Loan Party since the date of the Secretary of State's certificate referred to in clause (iv)

                                                                    Exhibit 10.3


         above, (B) a true and correct copy of the bylaws of the Borrower or such other Loan Party as in effect on the date of the Borrowing, (C) the due incorporation and good standing of the Borrower or such other Loan Party as a corporation organized under the laws of the State of its incorporation, and the absence of any proceeding for the dissolution or liquidation of the Borrower or such other Loan Party,
         (D) the truth of the representations and warranties contained in each of the Loan Documents and the Senior Credit Facility as though made on and as of the date of the Borrowing; (E) the absence of any event occurring and continuing, or resulting from the Borrowing or the application of the proceeds therefrom, that constitutes a Default; and
         (F) a true and correct copy of each of the resolutions of the Board of Directors of the Borrower and each other Loan Party approving this Agreement, the Notes and each other Loan Document to which it is a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, the Notes and each other Loan Document and the Senior Credit Facility

                  (vii) A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign this Agreement, the Notes and each other Loan Document, and each document under the Senior Credit Facility to which it is or will be a party and the other documents to be delivered hereunder and thereunder;

                  (viii) Copies of each of the documents comprising or delivered in connection with the Senior Credit Facility, and letters from all opining counsel addressed to the Lenders granting the Lenders permission to rely on their respective legal opinions (if any) delivered in connection therewith;

                  (ix) A Senior Subordinated Subsidiary Guaranty, substantially the form of Exhibit C (as amended from time to time in accordance with its terms, the "SUBSIDIARY GUARANTY"), duly executed by each Subsidiary Guarantor;

                  (x) The Registration Rights Agreement duly executed by the Borrower;

                  (xi) Such financial, business and other information regarding the Borrower and its Subsidiaries as the Lenders shall have requested including, without limitation, such financial statements, information as to possible contingent liabilities, tax matters, environmental matters and obligations under ERISA and such other approvals, opinions or documents as any Lender may reasonably request as to the legality, validity, binding effect or enforceability of the Loan Documents or the Senior Credit Facility;

                  (xii) A certificate of the chief financial officer of the Borrower, in form and substance satisfactory to the Lenders, attesting to the Solvency of the Borrower after giving effect to the acquisition of certain assets and assumption of certain liabilities of Filene's and the other transactions contemplated hereby and by the Senior Credit Facility.

                  (xiii) A letter, in form and substance satisfactory to the Administrative Agent, from the Borrower to Deloitte & Touche, its independent certified public accountants, advising such accountants that the Lenders have been authorized to exercise all rights of

                                                                    Exhibit 10.3


         the Borrower to require such accountants to disclose any and all financial statements and any other information of any kind that they may have with respect to the Borrower and its Subsidiaries and directing such accountants to comply with any reasonable request of any Lender for such information.

                  (xiv) Favorable opinions of counsel for the Borrower and the Subsidiary Guarantors, in each case, in form and substance satisfactory to the Administrative Agent;

                  (xv) Such other approvals, opinions or documents as any Lender may reasonably request.

         (h) The Borrower shall have paid all accrued fees and expenses of each Lender (including amounts owing under the Fee Letter and the accrued fees and expenses of counsel to the Lender).

         (i) The Lenders shall have received such other approvals, opinions and documents as the Administrative Agent shall have reasonably requested.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Lenders to enter into this Agreement and to make the Borrower makes the following representations and warranties to, and agreements with, the Lenders, all of which shall survive the execution and delivery of this Agreement:

SECTION 4.01. CORPORATE STATUS, ETC.

         Each of the Borrower and its Subsidiaries (i) is a duly organized or formed and validly existing corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its formation and has the corporate, partnership or limited liability company power and authority, as applicable, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage, and (ii) has duly qualified and is authorized to do business in all jurisdictions where it is required to be so qualified except where the failure to be so qualified would not have a Material Adverse Effect.

SECTION 4.02. SUBSIDIARIES.

         Schedule 4.02 hereto lists, as of the date hereof, each Subsidiary of the Borrower (and the direct and indirect ownership interest of the Borrower therein).

SECTION 4.03. CORPORATE POWER AND AUTHORITY, ETC.

         Each Loan Party has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Loan Documents to which it is party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is party. Each Loan Party has duly executed and delivered each Loan Document to which it is party and each Loan Document to which it is party constitutes the legal, valid and binding agreement or obligation of such Loan Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting

                                                                    Exhibit 10.3


creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

SECTION 4.04. NO VIOLATION.

         Neither the execution, delivery and performance by any Loan Party of the Loan Documents to which it is party nor compliance with the terms and provisions thereof (i) will contravene any provision of any Applicable Law, (ii) will conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Loan Party pursuant to the terms of any promissory note, bond, debenture, indenture, mortgage, deed of trust, credit or loan agreement, or any other material agreement or other instrument, to which such Loan Party is a party or by which it or any of its property or assets are bound or to which it may be subject, or (iii) will violate any provision of the certificate or articles of incorporation, code of regulations or by-laws, or other charter documents of such Loan Party.

SECTION  4.05. GOVERNMENTAL APPROVALS.

         No Governmental Approvals are required to authorize or is required as a condition to (i) the execution, delivery and performance by any Loan Party of any Loan Document to which it is a party, or (ii) the legality, validity, binding effect or enforceability of any Loan Document to which any Loan Party is a party.

SECTION 4.06. LITIGATION.

         There are no actions, suits or proceedings pending or, to, the knowledge of the Borrower, threatened with respect to the Borrower or any of its Subsidiaries (i) that have, or could reasonably be expected to have, a Material Adverse Effect, or (ii) which purports to affect the legality, validity or enforceability of any of the Loan Documents, or of any action to be taken by any Loan Party pursuant to any of the Loan Documents to which it is a party.

SECTION 4.07. USE OF PROCEEDS; MARGIN REGULATIONS.

         (a) The proceeds of all Loans shall be utilized only in accordance with
Section 5.11 hereof.

         (b) No part of the Advance will be used directly or indirectly to purchase or carry Margin Stock, or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, in violation of the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. At no time would more than 25% of the value of the assets of the Borrower or of the Borrower and its consolidated Subsidiaries that are subject to any "arrangement" (as such term is used in Section 221.2(g) of such Regulation U) hereunder be represented by Margin Stock.

SECTION 4.08. FINANCIAL STATEMENTS, ETC.

         (a) The Borrower has furnished to Administrative Agent complete and correct copies of (i) the audited consolidated balance sheets of the Borrower and its consolidated subsidiaries as of the end of its fiscal years ended on or nearest to January 31, 1999 and January 31, 1998, and the related audited consolidated statements of income, stockholders' equity, and cash flows for the

                                                                    Exhibit 10.3


fiscal years then ended, accompanied by the unqualified report thereon of the Borrower's independent accountants; and (ii) the unaudited condensed consolidated balance sheets of the Borrower and its consolidated subsidiaries as of the end of its fiscal quarter ended on or nearest to October 31, 1999, and the related unaudited condensed consolidated statements of income and of cash flows of the Borrower and its consolidated subsidiaries for the fiscal quarter or quarters then ended, as contained in the Form 10-Q Quarterly Report of the Borrower filed with the SEC for such fiscal quarter. All such financial statements have been prepared in accordance with GAAP, consistently applied (except as stated therein), and fairly present the financial position of the Borrower and its consolidated subsidiaries as of the respective dates indicated and the consolidated results of their operations and cash flows for the respective periods indicated, subject in the case of any such financial statements which are unaudited, to normal audit adjustments, none of which will involve a Material Adverse Effect.

         (b) The Borrower now has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is now solvent and able to pay its debts as they mature and the Borrower, as of the Closing Date, owns property having a value, both at fair valuation and at present fair salable value, greater than the amount required to pay the Borrower's debts; and the Borrower is not entering into the Loan Documents with the intent to hinder, delay or defraud its creditors.

         (c) The Borrower has delivered or caused to be delivered to the Lenders prior to the execution and delivery of this Agreement (i) a copy of the Borrower's Report on Form 10-K as filed (without Exhibits) with the SEC for its fiscal year ended on or nearest to January 31, 1999, which contains a general description of the business and affairs of the Borrower and its Subsidiaries, and (ii) financial projections prepared by management of the Borrower for the Borrower and its Subsidiaries for the fiscal years 2000-2002, taking into account the completion of the acquisition of certain assets and assumption of certain liabilities of Filene's (the "Financial Projections"). The Financial Projections were prepared on behalf of the Borrower in good faith after taking into account the existing and historical levels of business activity of the Borrower and its Subsidiaries, known trends, including general economic trends, and all other information, assumptions and estimates considered by management of the Borrower and its Subsidiaries to be pertinent thereto. The Financial Projections were considered by management of the Borrower, as of such date of preparation, to be realistically achievable; provided, that no representation or warranty is made as to the impact of future general economic conditions or as to whether the Borrower's projected consolidated results as set forth in the Financial Projections will actually be realized. No facts are known to the Borrower at the date hereof which, if reflected in the Financial Projections, would result in a material adverse change in the assets, liabilities, results of operations or cash flows reflected therein.

SECTION 4.09. NO MATERIAL ADVERSE CHANGE.

         Since the end of its fiscal year ended on or nearest to January 31, 1999, there has been no change in the condition, business or affairs of the Borrower and its Subsidiaries taken as a whole, or their properties and assets considered as an entirety, except for changes, none of which, individually or in the aggregate, has had or could reasonably be expected to have, a Material Adverse Effect.

                                                                    Exhibit 10.3


SECTION 4.10. TAX RETURNS AND PAYMENTS.

         Each of the Borrower and each of its Subsidiaries has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith. The Borrower and each of its Subsidiaries has established on its books such charges, accruals and reserves in respect of taxes, assessments, fees and other governmental charges for all fiscal periods as are required by GAAP. The Borrower knows of no proposed assessment for additional federal, foreign or state taxes for any period, or of any basis therefor, which, individually or in the aggregate, taking into account such charges, accruals and reserves in respect thereof as the Borrower and its Subsidiaries have made, could reasonably be expected to have a Material Adverse Effect.

SECTION 4.11. TITLE TO PROPERTIES, ETC.

         The Borrower and each of its Subsidiaries has good and marketable title, in the case of real property, and good title (or valid Leaseholds, in the case of any leased property), in the case of all other property, to all of its properties and assets free and clear of Liens other than Liens permitted by
Section 6.03. The interests of the Borrower and each of its Subsidiaries in the properties reflected in the most recent balance sheet referred to in Section 4.08, taken as a whole, were sufficient, in the judgment of the Borrower, as of the date of such balance sheet for purposes of the ownership and operation of the businesses conducted by the Borrower and such Subsidiaries.

SECTION 4.12. LAWFUL OPERATIONS, ETC.

         The Borrower and each of its Subsidiaries (i) holds all necessary federal, state and local governmental licenses, registrations, certifications, permits and authorizations necessary to conduct its business, and (ii) is in full compliance with all material requirements imposed by law, regulation or rule, whether federal, state or local, which are applicable to it, its operations, or its properties and assets, including without limitation, applicable requirements of Environmental Laws, except for any failure to obtain and maintain in effect, or noncompliance, which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

SECTION 4.13. ENVIRONMENTAL MATTERS.

         (a) The Borrower and each of its Subsidiaries is in compliance with all Environmental Laws governing its business, except to the extent that any such failure to comply (together with any resulting penalties, fines or forfeitures) would not reasonably be expected to have a Material Adverse Effect. All licenses, permits, registrations or approvals required for the conduct of the business of the Borrower and each of its Subsidiaries under any Environmental Law have been secured and the Borrower and each of its Subsidiaries is in substantial compliance therewith, except for such licenses, permits, registrations or approvals the failure to secure or to comply therewith is not reasonably likely to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries has received written notice, or otherwise knows, that it is in any respect in noncompliance with, breach of or default under any applicable writ, order, judgment, injunction, or decree to which the Borrower or such Subsidiary is a party or which would affect the ability of the Borrower or such Subsidiary to operate any real property and no event has occurred and is continuing which, with the passage of time or the giving of notice or both, would constitute noncompliance, breach of or default thereunder, except in each such case, such noncompliance, breaches or defaults as would not reasonably be expected to, in the aggregate, have a Material

                                                                    Exhibit 10.3


Adverse Effect. There are no Environmental Claims pending or, to the best knowledge of the Borrower, threatened wherein an unfavorable decision, ruling or finding would reasonably be expected to have a Material Adverse Effect. There are no facts, circumstances, conditions or occurrences on any Real Property now or at any time owned, leased or operated by the Borrower or any of its Subsidiaries or on any property adjacent to any such Real Property, which are known by the Borrower or as to which the Borrower or any such Subsidiary has received written notice, that could reasonably be expected (i) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property of the Borrower or any of its Subsidiaries, or (ii) to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property under any Environmental Law, except in each such case, such Environmental Claims or restrictions that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

         (b) Hazardous Materials have not at any time been (i) generated, used, treated or stored on, or transported to or from, any Real Property of the Borrower or any of its Subsidiaries or (ii) released on any such Real Property, in each case where such occurrence or event is not in compliance with Environmental Laws and is reasonably likely to have a Material Adverse Effect.

SECTION 4.14. COMPLIANCE WITH ERISA.

         Compliance by the Borrower with the provisions hereof and Advances contemplated hereby will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Internal Revenue Code. The Borrower and each of its Subsidiaries, (i) has fulfilled all obligations under minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan that is not a Multiemployer Plan or a Multiple Employer Plan, (ii) has satisfied all respective contribution obligations in respect of each Multiemployer Plan and each Multiple Employer Plan, (iii) is in compliance in all material respects with all other applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan, each Multiemployer Plan and each Multiple Employer Plan, and (iv) has not incurred any liability under the Title IV of ERISA to the PBGC with respect to any Plan, any Multiemployer Plan, any Multiple Employer Plan, or any trust established thereunder. No Plan or trust created thereunder has been terminated, and there have been no Reportable Events, with respect to any Plan or trust created thereunder or with respect to any Multiemployer Plan or Multiple Employer Plan, which termination or Reportable Event will or could result in the termination of such Plan, Multiemployer Plan or Multiple Employer Plan and give rise to a material liability of the Borrower or any ERISA Affiliate in respect thereof. Neither the Borrower nor any ERISA Affiliate is at the date hereof, or has been at any time within the two years preceding the date hereof, an employer required to contribute to any Multiemployer Plan or Multiple Employer Plan, or a "contributing sponsor" (as such term is defined in Section 4001 of ERISA) in any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower nor any ERISA Affiliate has any contingent liability with respect to any post-retirement "welfare benefit plan" (as such term is defined in ERISA) except as has been disclosed to the Lenders in writing.

SECTION 4.15. INTELLECTUAL PROPERTY, ETC.

         The Borrower and each of its Subsidiaries has obtained or has the right to use all material patents, trademarks, servicemarks, trade names, copyrights, licenses and other rights with respect to the foregoing necessary for the present and planned future conduct of its business, without any known conflict with the rights of others, except for such patents, trademarks, servicemarks, trade

                                                                    Exhibit 10.3


names, copyrights, licenses and rights, the loss of which, and such conflicts, which in any such case individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

SECTION 4.16. INVESTMENT COMPANY ACT, ETC.

         Neither the Borrower nor any of its Subsidiaries is subject to regulation with respect to the creation or incurrence of Indebtedness under the Investment Company Act of 1940, as amended, the ICC Termination Act of 1995, as amended, the Federal Power Act, as amended, the Public Utility Holding Company Act of 1935, as amended, or any applicable state public utility law.

SECTION 4.17. BURDENSOME CONTRACTS; LABOR RELATIONS.

         Neither the Borrower nor any of its Subsidiaries (i) is subject to any burdensome contract, agreement, corporate restriction, judgment, decree or order, (ii) is a party to any labor dispute affecting any bargaining unit or other group of employees generally, (iii) is subject to any material strike, slow down, workout or other concerted interruptions of operations by employees of the Borrower or any Subsidiary, whether or not relating to any labor contracts, (iv) is subject to any significant pending or, to the knowledge of the Borrower, threatened, unfair labor practice complaint, before the National Labor Relations Board, and (v) is subject to any significant pending or, to the knowledge of the Borrower, threatened, grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement, (vi) is subject to any significant pending or, to the knowledge of the Borrower, threatened, significant strike, labor dispute, slowdown or stoppage, or (vii) is, to the knowledge of the Borrower, involved or subject to any union representation organizing or certification matter with respect to the employees of the Borrower or any of its Subsidiaries, except (with respect to any matter specified in any of the above clauses), for such matters as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

SECTION 4.18. EXISTING INDEBTEDNESS.

         Schedule 3.01(h) sets forth a true and complete list, as of the date or dates set forth therein, of all Indebtedness of the Borrower and each of its Subsidiaries, on a consolidated basis, which (i) has an outstanding principal amount of at least $250,000, or may be incurred pursuant to existing commitments or lines of credit, or (ii) is secured by any Lien on any property of the Borrower or any Subsidiary (herein "Material Debt"), and which will be outstanding on the Closing Date after giving effect to the initial Borrowing hereunder, other than the Indebtedness created under the Loan Documents. As and to the extent the Administrative Agent has so requested, the Borrower has provided to the Administrative Agent prior to the date of execution hereof true and complete copies (or summary descriptions) of all agreements and instruments governing the Indebtedness listed on Schedule 3.01(h) (the "Existing Indebtedness Agreements").

SECTION 4.19. YEAR 2000 COMPUTER MATTERS.

         During 1999 and prior thereto, the Borrower and its Subsidiaries reviewed the areas within their business and operations which could have been adversely affected by the "Year 2000 Computer Issue" (that is, the risk that computer applications used by the Borrower and its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999). Based on such review, the activities completed by the Borrower and its Subsidiaries as a consequence of such review and the

                                                                    Exhibit 10.3


Borrower's analysis and planning relative thereto, and events subsequent to December 31, 1999 involving the Borrower and its Subsidiaries, the Borrower reasonably believes that the "Year 2000 Computer Issue" has not had, and is not reasonably likely to have, a Material Adverse Effect, and that all computer applications used by the Borrower and its Subsidiaries can properly recognize and perform date-sensitive functions involving certain dates prior to and any date on or after December 31, 1999 (i.e, "are Y2K compliant").

SECTION 4.20. SENIOR CREDIT FACILITY DOCUMENTS, ETC.

         The Borrower has delivered to the Administrative Agent prior to the Closing Date true, correct and complete copies of all of the Senior Credit Facility Documents. The "Senior Credit Facility Documents" constitute all of the agreements, disclosure schedules, side letters and other documents relating to the incurrence by the Borrower of the Senior Credit Facility. Each Senior Credit Facility Document which has been executed and delivered at or prior to the Closing Date is the legal, valid and binding agreement or obligation of each party thereto, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law). At and as of the Closing Date, (i) to the best of the Borrower's knowledge, all of the representations and warranties contained in the Senior Credit Facility Documents or made in any other certificate or other document delivered in connection therewith will be true and correct in all material respects, (ii) all of the terms, covenants, agreements and conditions contained therein required to be performed or complied with at or prior to such time will have been duly performed or complied with in all material respects,
(iii) all material consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required to be obtained, given, filed or taken by any party to any of the Senior Credit Facility Documents or any of its Subsidiaries in order to make or consummate each component of the transactions contemplated thereby will have been obtained, given, filed or taken and are or will be in full force and effect, except for filings, consents or notices not required by federal or state securities laws to be made at such time, which filings, consents or notices have been or will be made during the period in which they are required to be made, and (iv) each component of such transactions shall have been consummated in accordance, in all material respects, with the applicable Senior Credit Facility Documents and in compliance, in all material respects, with all applicable laws.

SECTION 4.21. PARI PASSU.

         Except for the obligations of the Borrower under the Senior Credit Facility, the Obligations under this Agreement and the other Loan Documents rank junior in right of payment to all existing and future Senior Debt and at least pari passu with all other subordinated Indebtedness of the Borrower.

SECTION 4.22. TRUE AND COMPLETE DISCLOSURE.

         All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated herein, other than the Financial Projections (as to which representations are made only as provided in Section 4.08), is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of such Person in writing to any Lender will be, true and

                                                                    Exhibit 10.3


accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided, except that any such future information consisting of financial projections prepared by management of the Borrower is only represented herein as being based on good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ materially from the projected results. As of the Closing Date, there is no fact known to the Borrower or any of its Subsidiaries which has, or could reasonably be expected to have, a Material Adverse Effect which has not theretofore been disclosed in writing to the Lenders.

SECTION 4.23. SOLVENCY.

         The Borrower is, individually and together with its Subsidiaries, Solvent.

SECTION 4.24. NON-SOLICITATION.

         Neither the Borrower nor anyone acting on its behalf has offered the Notes for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Administrative Agent. Neither the Borrower nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

SECTION 4.25. COMPLIANCE WITH SECURITIES LAWS.

         The offer and sale of the Notes is, and the issuance of the Conversion Securities will be, exempt from the registration requirements of the Securities Act, and in compliance with all applicable state securities laws.

SECTION 4.26. SURVIVAL.

         The representations and warranties set forth in Article IV hereof shall survive until the earlier of the repayment or conversion of the Advances in full, together with accrued interest thereon.

                                    ARTICLE V
                              AFFIRMATIVE COVENANTS

         So long as any Advance remains unpaid or any Lender has any Commitment hereunder, the Borrower will, unless the Majority Lenders otherwise consent in writing:

SECTION 5.01. REPORTING REQUIREMENTS.

         Furnish to each Lender and the Administrative Agent:

         (a) ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event within 90 days after the close of each fiscal year of the Borrower, the consolidated and consolidating balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income, of stockholder's equity and of cash flows for such fiscal year, in each case setting forth comparative figures for the preceding fiscal

                                                                    Exhibit 10.3


year, all in reasonable detail and accompanied by the opinion with respect to such consolidated financial statements of independent public accountants of recognized national standing selected by the Borrower, which opinion shall be unqualified and shall (i) state that such accountants audited such consolidated financial statements in accordance with generally accepted auditing standards, that such accountants believe that such audit provides a reasonable basis for their opinion, and that in their opinion such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Borrower and its consolidated subsidiaries as at the end of such fiscal year and the consolidated results of their operations and cash flows for such fiscal year in conformity with generally accepted accounting principles, or (ii) contain such statements as are customarily included in unqualified reports of independent accountants in conformity with the recommendations and requirements of the American Institute of Certified Public Accountants (or any successor organization).

         (b) QUARTERLY FINANCIAL STATEMENTS. As soon as available and in any event within 45 days after the close of each of the quarterly accounting periods in each fiscal year of the Borrower, the unaudited condensed consolidated and consolidating balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such quarterly period and the related unaudited condensed consolidated and consolidating statements of income and of cash flows for such quarterly period, and setting forth, in the case of such unaudited consolidated statements of income and of cash flows, comparative figures for the related periods in the prior fiscal year, and which consolidated financial statements shall be certified on behalf of the Borrower by the Chief Financial Officer or other Responsible Officer of the Borrower, subject to changes resulting from normal year-end audit adjustments.

         (c) OFFICER'S COMPLIANCE CERTIFICATES. At the time of the delivery of the financial statements provided for in Sections 5.01(a) and (b), a certificate on behalf of the Borrower of the Chief Financial Officer or other Responsible Officer of the Borrower to the effect that, to the best knowledge of the Borrower, no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth the calculations required to establish compliance with the provisions of Article VII hereof, inclusive of this Agreement, including an identification of the amounts of any financial items of Persons or business units acquired by the Borrower for any periods prior to the date of acquisition which are used in making such calculations.

         (d) ANNUAL BUDGETS AND FORECASTS. Not later than 45 days after the commencement of the first fiscal quarter in any fiscal year of the Borrower and its Subsidiaries, a consolidated budget in reasonable detail for such fiscal year, and (if and to the extent prepared by management of the Borrower) for any subsequent fiscal years, as customarily prepared by management for its internal use, setting forth, with appropriate discussion, the forecasted balance sheet, income statement, operating cash flows and capital expenditures of the Borrower and its Subsidiaries for the period covered thereby, and the principal assumptions upon which forecasts and budget are based.

         (e) AUDITORS' INTERNAL CONTROL COMMENT LETTERS, ETC. Promptly upon receipt thereof, a copy of each letter or memorandum commenting on internal accounting controls and/or accounting or financial reporting policies followed by the Borrower and/or any of its Subsidiaries, which is submitted to the Borrower by its independent accountants in connection

                                                                    Exhibit 10.3


with any annual or interim audit made by them of the books of the Borrower or any of its Subsidiaries.

         (f) NOTICE OF DEFAULT OR LITIGATION. Promptly, and in any event within three Business Days, in the case of clause (i) below, or five Business Days, in the case of clause (ii) below, after the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of

                  (i) the occurrence of any event which constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto, and

                  (ii) any litigation or governmental or regulatory investigation or proceeding pending against or involving the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Borrower to perform its obligations hereunder or under any other Credit Document.

         (g) ERISA. Promptly, and in any event within 10 days after the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate knows of the occurrence of any of the following, the Borrower will deliver to each of the Lenders a certificate on behalf of the Borrower of a Responsible Officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto:

                  (i) that a Reportable Event has occurred with respect to any Plan;

                  (ii) the institution of any steps by the Borrower, any ERISA Affiliate, the PBGC or any other Person to terminate any Plan;

                  (iii) the institution of any steps by the Borrower or any ERISA Affiliate to withdraw from any Plan;

                  (iv) the institution of any steps by the Borrower or any Subsidiary to withdraw from any Multiemployer Plan or Multiple Employer Plan, if such withdrawal could result in withdrawal liability (as described in Part 1 of Subtitle E of Title IV of ERISA) in excess of $1,000,000;

                  (v) a non-exempt "prohibited transaction" within the meaning of Section 406 of ERISA in connection with any Plan;

                  (vi) that a Plan has an Unfunded Current Liability exceeding $1,000,000;

                  (vii) any material increase in the contingent liability of the Borrower or any Subsidiary with respect to any post-retirement welfare liability; or

                                                                    Exhibit 10.3


                  (viii) the taking of any action by, or the threatening of the taking of any action by, the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing.

         (h) ENVIRONMENTAL MATTERS. Promptly upon, and in any event within 10 Business Days after, an officer of the Borrower obtains actual knowledge thereof, notice of any of the following environmental matters which involves any reasonable likelihood (in the Borrower's reasonable judgment) of resulting in a Material Adverse Effect: (i) any pending or threatened (in writing) Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned or operated by the Borrower or any of its Subsidiaries; (ii) any condition or occurrence on or arising from any Real Property owned or operated by the Borrower or any of its Subsidiaries that (A) results in noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or
(B) would reasonably be expected to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property; (iii) any condition or occurrence on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by the Borrower or any of its Subsidiaries of such Real Property under any Environmental Law; and (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency. All such notices shall describe in reasonable detail the nature of the Environmental Claim and the Borrower's or such Subsidiary's response thereto.

         (i) SEC REPORTS AND REGISTRATION STATEMENTS. Promptly upon transmission thereof or other filing with the SEC, copies of all registration statements (other than the exhibits thereto and any registration statement on Form S-8 or its equivalent) and annual, quarterly or current reports that the Borrower or any of its Subsidiaries files with the SEC.

         (j) OTHER INFORMATION. With reasonable promptness, such other information or documents (financial or otherwise) relating to the Borrower or any of its Subsidiaries as any Lender may reasonably request from time to time.

SECTION 5.02. BOOKS, RECORDS AND INSPECTIONS.

         Do the following, and will cause each of its Subsidiaries to do the following: (i) keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower or such Subsidiaries, as the case may be, in accordance with GAAP, in the case of the Borrower, or which are reconcilable to a GAAP presentation, in the case of any Subsidiary; and (ii) permit, upon at least five Business Days' notice to the Chief Financial Officer or any other Responsible Officer of the Borrower, officers and designated representatives of the Administrative Agent or any of the Lenders to visit and inspect any of the properties or assets of the Borrower and any of its Subsidiaries in whomsoever's possession (but only to the extent the Borrower or such Subsidiary has the right to do so to the extent in the possession of another Person), and to examine (and make copies of or take extracts from) the books of account of the Borrower and any of its Subsidiaries and discuss the affairs, finances and accounts of the Borrower and of any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants and independent

                                                                    Exhibit 10.3


actuaries, if any, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or any of the Lenders may request.

SECTION 5.03. INSURANCE.

         Do the following, and will cause each of its Subsidiaries to do the following: (i) maintain insurance coverage by such insurers and in such forms and amounts and against such risks as are generally consistent with the insurance coverage maintained by the Borrower and its Subsidiaries at the date hereof, and (ii) forthwith upon any Lender's written request, furnish to such Lender such information about such insurance as such Lender may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to such Lender and certified by a Responsible Officer of the Borrower.

SECTION 5.04. PAYMENT OF TAXES AND CLAIMS.

         Pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of the Borrower or any of its Subsidiaries; provided that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP; and provided, further, that the Borrower will not be considered to be in default of any of the provisions of this sentence if the Borrower or any Subsidiary fails to pay any such amount which, individually or in the aggregate, is immaterial to the Borrower and its Subsidiaries considered as an entirety.

SECTION 5.06. CORPORATE FRANCHISES.

         Do, and will cause each of its Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its corporate or other organizational existence, rights, authority and franchises, provided that nothing in this Section 5.05 shall be deemed to prohibit (i) any transaction permitted by Section 6.02; (ii) the termination of existence of any Subsidiary if (A) the Borrower determines that such termination is in its best interest and (B) such termination is not adverse in any material respect to the Lenders; or (iii) the loss of any rights, authorities or franchises if the loss thereof, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.07. GOOD REPAIR.

         Do the following, and will cause each of its Subsidiaries to the following: ensure that its material properties and equipment used or useful in its business in whomsoever's possession they may be, are kept in good repair, working order and condition, normal wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements, thereto, to the extent and in the manner customary for companies in similar businesses.

SECTION 5.07. COMPLIANCE WITH STATUTES, ETC.

         Do the following, and will cause each of its Subsidiaries to the following: comply, in all material respects, with all Applicable Law other than those (i) being contested in good faith by

                                                                    Exhibit 10.3


appropriate proceedings, as to which adequate reserves are established to the extent required under GAAP, and (ii) the noncompliance with which would not have, and which would not be reasonably expected to have, a Material Adverse Effect or a material adverse effect on the ability of the Borrower to perform its obligations under any Loan Document.

SECTION 5.08. COMPLIANCE WITH ENVIRONMENTAL LAWS.

         Without limitation of the covenants contained in Section 5.07 hereof:

         (a) Do the following, and will cause each of its Subsidiaries to the following: (i) comply, in all material respects, with all Environmental Laws applicable to the ownership, lease or use of all Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries, and promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, except for such noncompliance as would not have, and which would not be reasonably expected to have, a Material Adverse Effect or a material adverse effect on the ability of the Borrower to perform its obligations under any Loan Document; and (ii) keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws which are not permitted under Section 6.03.

         (b) Without limitation of the foregoing, if the Borrower or any of its Subsidiaries shall generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, any such action shall be effected only in the ordinary course of business and in any event in compliance, in all material respects, with all Environmental Laws applicable thereto, except for such noncompliance as would not have, and which would not be reasonably expected to have, a Material Adverse Effect or a material adverse effect on the ability of the Borrower to perform its obligations under any Loan Document.

         (c) If required to do so under any applicable order of any governmental agency, undertake, and cause each of its Subsidiaries to undertake, any clean up, removal, remedial or other action necessary to remove and clean up any Hazardous Materials from any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries in accordance with, in all material respects, the requirements of all applicable Environmental Laws and in accordance with, in all material respects, such orders of all governmental authorities, except (i) to the extent that the Borrower or such Subsidiary is contesting such order in good faith and by appropriate proceedings and for which adequate reserves have been established to the extent required by GAAP, or (ii) for such noncompliance as would not have, and which would not be reasonably expected to have, a Material Adverse Effect or a material adverse effect on the ability of the Borrower to perform its obligations under any Loan Document.

SECTION 5.09. FISCAL YEARS, FISCAL QUARTERS.

         (a) Do the following, for consolidated financial reporting purposes, continue to use the Saturday ending on or nearest to January 31 as the end of its fiscal year and the dates determined in accordance with the National Retail Federation's 4-5-4 Suggested Retail Calendar as the end of its first three fiscal quarters, subject to any changes in such fiscal year or fiscal quarters made as provided below. If the Borrower shall change (x) its fiscal year or fiscal quarters, or (y) any of its Subsidiaries' fiscal years or fiscal quarters (other than the fiscal year or fiscal quarters of a

                                                                    Exhibit 10.3


Person which becomes a Subsidiary, made at the time such Person becomes a Subsidiary, to conform to the Borrower's fiscal year and fiscal quarters or to conform to the fiscal year or fiscal quarters which the Borrower generally utilizes for its Subsidiaries), the Borrower will promptly, and in any event within 30 days following any such change, deliver a notice to the Administrative Agent and the Lenders describing such change and any material accounting entries made in connection therewith and stating whether such change will have any impact upon any financial computations to be made hereunder, and if any such impact is foreseen, describing in reasonable detail the nature and extent of such impact. If the Majority Lenders determine that any such change will have any impact upon any financial computations to be made hereunder which is adverse to the Lenders, the Borrower will, if so requested by the Administrative Agent, enter into an amendment to this Agreement, in form and substance satisfactory to the Administrative Agent and the Majority Lenders, modifying any of the financial covenants or related provisions hereof in such manner as the Required Lenders determine is necessary to eliminate such adverse effect.

SECTION 5.09. CERTAIN SUBSIDIARIES TO JOIN IN SUBSIDIARY GUARANTY.

         (a) If at any time after the Closing Date,

                  (x) the Borrower has any Subsidiary (other than a Foreign Subsidiary as to which Section 5.10(b) applies) which is not a party to the Subsidiary Guaranty, or

                  (y) an Event of Default shall have occurred and be continuing and the Borrower has any Subsidiary which is not a party to the Subsidiary Guaranty,

         notify the Administrative Agent in writing of such event, identifying the Subsidiary in question and referring specifically to the rights of the Administrative Agent and the Lenders under this Section. The Borrower will, within 30 days following request therefor from the Administrative Agent (who may give such request on its own initiative or upon request by the Majority Lenders), cause such Subsidiary to deliver to the Administrative Agent, in sufficient quantities for the Lenders, (i) a joinder supplement, satisfactory in form and substance to the Administrative Agent and the Required Lenders, duly executed by such Subsidiary, pursuant to which such Subsidiary joins in the Subsidiary Guaranty as a guarantor thereunder, and (ii) if such Subsidiary is a corporation, resolutions of the Board of Directors of such Subsidiary, certified by the Secretary or an Assistant Secretary of such Subsidiary as duly adopted and in full force and effect, authorizing the execution and delivery of such joinder supplement, or if such Subsidiary is not a corporation, such other evidence of the authority of such Subsidiary to execute such joinder supplement as the Administrative Agent may reasonably request.

         Notwithstanding the foregoing provisions of this Section 5.10 the Borrower shall not, unless an Event of Default shall have occurred and be continuing, be required to cause a Foreign Subsidiary to join in the Subsidiary Guaranty, if (i) to do so would subject the Borrower to liability for additional United States income taxes by virtue of Section 956 of the Internal Revenue Code in an amount the Borrower considers material, and (ii) the Borrower provides the Administrative Agent with documentation, including computations prepared by the Borrower's internal tax officer, its independent accountants or tax counsel, reasonably acceptable to the Majority Lenders, in support thereof.

                                                                    Exhibit 10.3


SECTION 5.11. USE OF PROCEEDS.

         Use the proceeds of the Advances only in accordance with all applicable laws, including Regulations T, U and X of the Board of Governors of the Federal Reserve System.

SECTION 5.12. LEGAL EXISTENCE.

         Preserve and keep in full force and effect its existence, corporate or otherwise, material licenses and rights (statutory or otherwise) and franchises to the extent necessary to carry on its business.

SECTION 5.13. MAINTENANCE OF COMMON STOCK LISTING.

         Maintain and cause to be quoted, at all times, shares of the Borrower's Common Stock on the NYSE or NASDAQ.

                                   ARTICLE VI
                               NEGATIVE COVENANTS

         So long as any Advance remains unpaid or any Lender has any Commitment hereunder, the Borrower will not, at any time without the written consent of the Majority Lenders or if required under Section 12.01 of all Lenders do any of the following:

SECTION 6.01. CHANGES IN BUSINESS.

         Neither the Borrower nor any of its Subsidiaries will engage in any business other than Permitted Activities.

SECTION 6.02. CONSOLIDATION, MERGER, ACQUISITIONS, ASSET SALES, ETC.

         The Borrower will not, and will not permit any Subsidiary to, (1) wind up, liquidate or dissolve its affairs, (2) enter into any transaction of merger or consolidation, (3) make or otherwise effect any Future Acquisition, (4) sell or otherwise dispose of any of its property or assets outside the ordinary course of business, or otherwise make or otherwise effect any Asset Sale, or (5) agree to do any of the foregoing at any future time, except that the following shall be permitted, if such transaction would not affect the Lenders' right to Convert Advances hereunder:

         (a) CERTAIN INTERCOMPANY MERGERS, ETC. If no Default or Event of Default shall have occurred and be continuing or would result therefrom, (i) the merger, consolidation or amalgamation of any Wholly-Owned Subsidiary with or into the Borrower or another Wholly-Owned Subsidiary, so long as in any merger, consolidation or amalgamation involving the Borrower, the Borrower is the surviving or continuing or resulting corporation, (ii) the liquidation or dissolution of any Wholly-Owned Subsidiary of the Borrower, and (iii) the transfer or other disposition of any property by the Borrower to any Wholly-Owned Subsidiary or by any Wholly-Owned Subsidiary to the Borrower or any other Wholly-Owned Subsidiary of the Borrower, shall each be permitted.

         (b) PERMITTED ACQUISITIONS. If no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower or any Subsidiary may make any acquisition which is a Permitted Acquisition, provided that all of the conditions contained in the definition of the term Permitted Acquisition are satisfied.

         (c) PERMITTED DISPOSITIONS. If no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower or any of its Subsidiaries may (i) sell any

                                                                    Exhibit 10.3


property, land or building (including any related receivables or other intangible assets) to any Person which is not a Subsidiary of the Borrower, or
(ii) sell the entire capital stock (or other equity interests) and Indebtedness of any Subsidiary owned by the Borrower or any other Subsidiary to any Person which is not a Subsidiary of the Borrower, or (iii) permit any Subsidiary to be merged or consolidated with a Person which is not an Affiliate of the Borrower, or (iv) consummate any other Asset Sale with a Person who is not a Subsidiary of the Borrower; provided that:

                  (1) the consideration for such transaction represents fair value (as determined by management of the Borrower), and at least 75% of such consideration consists of cash,

                  (2) in the case of any such transaction involving consideration in excess of $1,000,000, at least five Business Days prior to the date of completion of such transaction the Borrower shall have delivered to the Administrative Agent an officer's certificate executed on behalf of the Borrower by a Responsible Officer of the Borrower, which certificate shall contain a description of the proposed transaction, the date such transaction is scheduled to be consummated, the estimated purchase price or other consideration for such transaction, financial information pertaining to compliance with the preceding clause (A), and which shall (if requested by the Administrative Agent) include a certified copy of the draft or definitive documentation pertaining thereto, and

                  (3) contemporaneously therewith, the Borrower prepays Advances as and to the extent contemplated by Section 2.09.

         (d) LEASES. The Borrower or any of its Subsidiaries may enter into leases of Property or assets not constituting Future Acquisitions, provided such leases are not otherwise in violation of this Agreement.

         (e) CAPITAL EXPENDITURES. The Borrower and it Subsidiaries shall be permitted to make the Consolidated Capital Expenditures, provided such Consolidated Capital Expenditures are not otherwise in violation of this Agreement.

         (f) PERMITTED INVESTMENTS. The Borrower and it Subsidiaries shall be permitted to make the investments permitted pursuant to Section 6.04.

SECTION 6.03. LIENS.

         The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any such Subsidiary whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with or without recourse to the Borrower or any of its Subsidiaries, other than for purposes of collection of delinquent accounts in the ordinary course of business) or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, except that the foregoing restrictions shall not apply to:

         (a) STANDARD PERMITTED LIENS: the Standard Permitted Liens;

                                                                    Exhibit 10.3


         (b) EXISTING LIENS, ETC.: Liens (i) in existence on the Effective Date which are listed, and the Indebtedness secured thereby and the property subject thereto on the Effective Date described, in Annex IV, or (ii) arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any such Liens, provided that the principal amount of such Indebtedness is not increased and such Indebtedness is not secured by any additional assets;

         (c) SENIOR CREDIT FACILITY: Liens securing the Senior Credit Facility and/or the Designated Hedge Agreements on property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any Subsidiary, whether now owned or hereafter acquired and whether in existence on the Closing Date or otherwise; and

         (d) PURCHASE MONEY LIENS AND LIENS ON ACQUIRED PROPERTIES: Liens which

                  (i) are placed upon equipment or machinery or improvements to Real Property (including the associated Real Property) used in the ordinary course of business of the Borrower or any Subsidiary at the time of (or within 180 days after) the acquisition of such equipment or machinery or the completion of such improvements by the Borrower or any such Subsidiary to secure Indebtedness incurred to pay or finance all or a portion of the purchase price or other cost thereof, provided that the Lien encumbering the equipment or machinery so acquired or the Real Property so improved does not encumber any other asset of the Borrower or any such Subsidiary; or

                  (ii) are existing on property or other assets at the time acquired by the Borrower or any Subsidiary or on assets of a Person at the time such Person first becomes a Subsidiary of the Borrower; provided that (A) any such Liens were not created at the time of or in contemplation of the acquisition of such assets or Person by the Borrower or any of its Subsidiaries; (B) in the case of any such acquisition of a Person, any such Lien attaches only to the property and assets of such Person; and (C) in the case of any such acquisition of property or assets by the Borrower or any Subsidiary, any such Lien attaches only to the property and assets so acquired and not to any other property or assets of the Borrower or any Subsidiary;

         provided that the Indebtedness secured by any such Lien does not exceed 100% of the fair market value of the property and assets to which such Lien attaches, determined at the time of the acquisition or improvement of such property or asset or the time at which such Person becomes a Subsidiary of the Borrower (except in the circumstances described in clause (ii) above to the extent such Liens constituted customary Purchase Money Liens at the time of incurrence and were entered into in the ordinary course of business).

SECTION 6.04. ADVANCES, INVESTMENTS, LOANS AND GUARANTY OBLIGATIONS.

         The Borrower will not, and will not permit any of its Subsidiaries to,
(1) lend money or credit or make advances to any Person, (2) purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, or other investment in, any Person, (3) create, acquire or hold any Subsidiary, (4) be or become a party to any joint venture, member of a limited liability company or partner of a partnership, or (5) be or become obligated under any Guaranty Obligations (other than those created in favor of the Lenders pursuant to the Loan Documents), except:

                                                                    Exhibit 10.3


                  (a) the Borrower or any of its Subsidiaries may invest in cash and Cash Equivalents;

                  (b) any endorsement of a check or other medium of payment for deposit or collection, or any similar transaction in the normal course of business;

                  (c) the Borrower and its Subsidiaries may acquire and hold receivables owing to them in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

                  (d) investments acquired by the Borrower or any of its Subsidiaries (i) in exchange for any other investment held by the Borrower or any such Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other investment, or (ii) as a result of a foreclosure by the Borrower or any of its Subsidiaries with respect to any secured investment or other transfer of title with respect to any secured investment in default;

                  (e) loans and advances to employees for business-related travel expenses, moving expenses, costs of replacement homes, business machines or supplies, automobiles and other similar expenses, in each case incurred in the ordinary course of business, shall be permitted;

                  (f) investments in the capital of any Wholly-Owned Subsidiary which is not a Foreign Subsidiary;

                  (g) to the extent not permitted by the foregoing clauses, existing investments in any Subsidiaries (and any increases thereof attributable to increases in retained earnings);

                  (h) to the extent not permitted by the foregoing clauses, the existing loans, advances, investments and guarantees described on
         Schedule 3.01(h) hereto;

                  (i) any unsecured Guaranty Obligations;

                  (j) investments of the Borrower and its Subsidiaries in Hedge Agreements;

                  (k) loans and advances by any Subsidiary of the Borrower to the Borrower, provided that the Indebtedness represented thereby constitutes Subordinated Indebtedness;

                  (l) loans and advances by the Borrower or by any Subsidiary of the Borrower to, or other investments in, any Subsidiary of the Borrower which is (i) a Subsidiary Guarantor, (ii) a Wholly-Owned Subsidiary, and (iii) not a Foreign Subsidiary;

                  (m) loans and advances by any Subsidiary of the Borrower which is not a Subsidiary Guarantor to, or other investments by any such Subsidiary in, any other Subsidiary of the Borrower which is a Wholly-Owned Subsidiary;

                  (n) the Future Acquisitions permitted by Section 6.02;

                                                                    Exhibit 10.3


                  (o) loans, advances and investments of any Person which are outstanding at the time such Person becomes a Subsidiary of the Borrower as a result of an Acquisition permitted by Section 6.02, but not any increase in the amount thereof; and

                  (p) any other loans, advances, investments (whether in the form of cash or contribution of property, and if in the form of a contribution of property, such property shall be valued for purposes of this clause at the fair value thereof as reasonably determined by the Borrower) and Guaranty Obligations, in or to or for the benefit of, any corporation, partnership, limited liability company, joint venture or other business entity, which is not itself a Subsidiary of the Borrower or owned or controlled by any director, officer or employee of the Borrower or any of its Subsidiaries, not otherwise permitted by the foregoing clauses, made after December 31, 1999 (such loans, advances and investments and Guaranty Obligations, collectively, "BASKET INVESTMENTS AND GUARANTEES"), shall be permitted to be incurred if (i) no Event of Default shall have occurred and be continuing, or would result therefrom, and (ii) the aggregate cumulative amount of such Basket Investments and Guarantees (taking into account any repayments of loans or advances), does not exceed $10,000,000.

SECTION 6.05. DIVIDENDS, ETC.

         The Borrower will not (x) directly or indirectly made, except that (i) Subsidiaries may make Distributions to the Borrower and (ii) the Borrower may make cash payments for any of such purposes if:

                  (a) no Default under Section 8.01(a) or Event of Default shall have occurred and be continuing at the time of declaration or payment thereof;

                  (b) after giving pro forma effect thereto, the Borrower will be in compliance with the provisions of Article VII hereof; and

                  (c) at the time of making any such cash payment and after giving effect thereto, the aggregate amount so expended during the then current fiscal year does not exceed the greater of (A) $5,000,000, or
         (B) 10% of the Consolidated Net Income of the Borrower accrued during such fiscal year through the most recently completed fiscal month of such fiscal year, provided that in any case there shall be excluded from Consolidated Net Income of the Borrower for purposes of this
         Section 6.05(c) only: (x) any extraordinary items of gain, any gain arising from any sale or other disposition of any capital asset otherwise than in the ordinary course of business, and any gain arising from the revaluation of assets; and (y) any restoration to income of any reserve except to the extent that the provision therefor was made out of income otherwise includible in determining Consolidated Net Income of the Borrower for such period.

SECTION 6.06. LIMITATION ON CERTAIN RESTRICTIVE AGREEMENTS.

         The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist or become effective, any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any such Subsidiary to pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or pay any Indebtedness owed to the Borrower or a Subsidiary of the Borrower, or to make loans or advances to the Borrower or any of the Borrower's other Subsidiaries, or transfer any of its

                                                                    Exhibit 10.3


property or assets to the Borrower or any of the Borrower's other Subsidiaries, except for such restrictions existing under or by reason of (i) Applicable Law,
(ii) this Agreement and the other Loan Documents, (iii) the Senior Credit Facility, (iv) restrictions contained agreements evidencing in Material Debt as in effect on the Closing Date (and similar restrictions governing any Indebtedness incurred in connection with the refinancing of the Material Debt), and (v) customary restrictions affecting only a Subsidiary of the Borrower under any agreement or instrument governing any of the Indebtedness of a Subsidiary.

SECTION 6.07.TRANSACTIONS WITH AFFILIATES.

         The Borrower will not, and will not permit any Subsidiary to, enter into any transaction or series of transactions with any Affiliate (other than, in the case of the Borrower, any Subsidiary, and in the case of a Subsidiary, the Borrower or another Subsidiary) other than in the ordinary course of business of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate, except (i) sales of goods to an Affiliate for use or distribution outside the United States which in the good faith judgment of the Borrower complies with any applicable legal requirements of the Internal Revenue Code, or (ii) agreements and transactions with and payments to officers, directors and shareholders which are either (A) entered into in the ordinary course of business and not prohibited by any of the provisions of this Agreement, or (B) entered into outside the ordinary course of business, approved by the directors or shareholders of the Borrower, and not prohibited by any of the provisions of this Agreement.

SECTION 6.08. PLAN TERMINATIONS, MINIMUM FUNDING, ETC.

         The Borrower will not, and will not permit any ERISA Affiliate to, (i) terminate any Plan or plans so as to result in liability of the Borrower or any ERISA Affiliate to the PBGC in excess of, in the aggregate, the amount which is equal to 10% of the Borrower's Consolidated Tangible Net Worth as of the date of the then most recent financial statements furnished to the Lenders pursuant to the provisions of this Agreement, (ii) permit to exist one or more events or conditions which reasonably present a material risk of the termination by the PBGC of any Plan or Plans with respect to which the Borrower or any ERISA Affiliate would, in the event of such termination, incur liability to the PBGC in excess of such amount in the aggregate, or (iii) fail to comply with the minimum funding standards of ERISA and the Internal Revenue Code with respect to any Plan.

SECTION 6.09. ORGANIZATION DOCUMENTS.

         Amend, modify or otherwise change any of the terms or provisions in any of its constituent documents as in effect on the date hereof, except for changes that do not affect in any way the Borrower's or any of its Subsidiaries' rights and obligations to enter into and perform the Loan Documents to which it is a party and to pay all of the Obligations under the Loan Documents and that do not otherwise have a Material Adverse Effect.

                                  ARTICLE VII
                              FINANCIAL COVENANTS.

         So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower shall, unless the Majority Lenders otherwise consent in writing:

                                                                    Exhibit 10.3


SECTION 7.01. MINIMUM CONSOLIDATED TANGIBLE NET WORTH.

         The Borrower will not permit its Consolidated Tangible Net Worth at any time to be less than $218,000,000.

SECTION 7.02. CONSOLIDATED TOTAL DEBT/CONSOLIDATED EBITDA RATIO.

         The Borrower will not at any time permit the ratio of (x) its Consolidated Total Debt at such time to (y) its Consolidated EBITDA for its Testing Period most recently ended, to exceed 3.75 to 1.00.

                                   ARTICLE VII
                                EVENTS OF DEFAULT

SECTION 8.01. EVENTS OF DEFAULT.

         Any of the following specified events (each an "EVENT OF DEFAULT") shall constitute an Event of Default hereunder:

         (a) PAYMENTS: the Borrower shall fail to pay when due any principal of any Advance, or the Borrower shall fail to pay within five days after the date when due any interest on any Advance, or any other Loan Party shall fail to make any other payment under any Loan Document within five days following the date when the same becomes due and payable; or

         (b) REPRESENTATIONS, ETC.: any representation, warranty or statement made by the Borrower or any other Loan Party herein or in any other Loan Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

         (c) CERTAIN COVENANTS: the Borrower shall default in the due performance or observance by it of any term, covenant or agreement contained in
Article VII of this Agreement; or

         (d) OTHER COVENANTS: the Borrower shall default in the due performance or observance by it of any term, covenant or agreement contained in this Agreement or any other Credit Document, other than those referred to in Section 8.01(a) or (b) or (c) above, and such default is not remedied within 30 days after the earlier of (i) an officer of the Borrower obtaining actual knowledge of such default and (ii) the Borrower receiving written notice of such default from the Administrative Agent or the Majority Lenders (any such notice to be identified as a "notice of default " and to refer specifically to this paragraph); or

         (e) INDEBTEDNESS UNDER OTHER AGREEMENTS: the Borrower or any of its Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations), or having an aggregate unpaid principal amount of $10,000,000 or greater, and such default shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto (and all grace periods applicable to such observance, performance or condition shall have expired), or any other event shall occur or condition exist, the effect of which default or other event or condition is that such Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be, or shall otherwise become, due and payable, or

                                                                    Exhibit 10.3


shall be required to be prepaid (other than by a regularly scheduled required prepayment or redemption) prior to the stated maturity thereof; or

         (f) OTHER LOAN DOCUMENTS: the Subsidiary Guaranty shall cease for any reason (other than termination in accordance with its terms) to be in full force and effect; or any Loan Party shall default in any payment obligation thereunder; or any Loan Party shall default in any material respect in the due performance and observance of any other obligation thereunder and such default shall continue unremedied for a period of at least 30 days after notice by the Administrative Agent or the Majority Lenders; or any Loan Party shall (or seek to) disaffirm or otherwise limit its obligations thereunder otherwise than in strict compliance with the terms thereof; or

         (g) JUDGMENTS: one or more judgments or decrees shall be entered against the Borrower and/or any of its Subsidiaries involving a liability (other than a liability covered by insurance, as to which the carrier has adequate claims paying ability and has not reserved its rights) of $10,000,000 or more in the aggregate for all such judgments and decrees for the Borrower and its Subsidiaries) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days (or such longer period, not in excess of 60 days, during which enforcement thereof, and the filing of any judgment lien, is effectively stayed or prohibited) from the entry thereof; or

         (h) BANKRUPTCY, ETC.: any of the following shall occur:

                  (i) the Borrower, or any of its Subsidiaries which, alone or when combined or consolidated with any other Subsidiary which itself is the subject of a case or proceeding referred to below, would be a Material Subsidiary (the Borrower and each of such other Persons, each a "PRINCIPAL PARTY") shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "BANKRUPTCY CODE"); or

                  (ii) an involuntary case is commenced against any Principal Party under the Bankruptcy Code and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or

                  (iii) a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of any Principal Party; or

                  (iv) any Principal Party commences (including by way of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, custodian, trustee, conservator or liquidator (collectively, a "CONSERVATOR") of itself or all or any substantial portion of its property) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, conservatorship or similar law of any jurisdiction whether now or hereafter in effect relating to such Principal Party; or

                  (v) any such proceeding is commenced against any Principal Party to the extent such proceeding is consented by such Person or remains undismissed for a period of 60 days; or

                                                                    Exhibit 10.3


                  (vi) any Principal Party is adjudicated insolvent or bankrupt; or

                  (vii) any order of relief or other order approving any such case or proceeding is entered; or

                  (viii) any Principal Party suffers any appointment of any conservator or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or

                  (ix) any Principal Party makes a general assignment for the benefit of creditors; or

                  (x) any corporate (or similar organizational) action is taken by any Principal Party for the purpose of effecting any of the foregoing; or

         (i) ERISA: (A) any of the events described in clauses (i) through
(viii) of Section 5.01(g) shall have occurred; or (B) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and any such event or events or any such lien, security interest or liability, in each case referred to in the foregoing clauses (A) or (B), individually, and/or in the aggregate, in the opinion of the Majority Lenders, has had, or could reasonably be expected to have, a Material Adverse Effect; or

SECTION 8.02. ACCELERATION, ETC.

         Upon the occurrence of any Event of Default, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Majority Lenders, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of any Lender to enforce its claims against the Borrower or any other Party in any manner permitted under Applicable Law:

         (a) declare the Notes terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately without any other notice of any kind;

         (b) declare the principal of and any accrued interest in respect of all of the Notes, and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and/or

         (c) take such other actions and exercise any other right or remedy available under any of the Loan Documents or applicable law;

provided that, if an Event of Default specified in Section 8.01(h) shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (a) and/or
(b) above shall occur automatically without the giving of any such notice.

                                                                    Exhibit 10.3


                                   ARTICLE IX
                            THE ADMINISTRATIVE AGENT

SECTION 9.01. AUTHORIZATION AND ACTION.

         Each Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection thereof), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to the Loan Documents or Applicable Law. The Administrative Agent agrees to deliver promptly to each Lender notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

SECTION 9.02. ADMINISTRATIVE AGENT'S RELIANCE, ETC.

         Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with any Loan Document, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (i) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts a Lender Assignment entered into by the Lender which is the payee of such Note, as assignor, and an assignee, as provided in Section 12.07 hereof;
(ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with any Loan Document; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of the Borrower to be performed or observed, or to inspect any property (including the books and records) of the Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant hereto; and
(vi) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties.

SECTION 9.03. PRUDENTIAL AND ITS AFFILIATES.

         With respect to its Commitment and the Note issued to it, Prudential shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Prudential in its individual capacity. Prudential and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all

                                                                    Exhibit 10.3


as if Prudential were not the Administrative Agent and without any duty to account therefore to the Lenders.

SECTION 9.04. LENDER CREDIT DECISION.

         Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

SECTION 9.05. INDEMNIFICATION.

         The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Notes then held by each of them (or if no Notes are at the time outstanding, ratably according to the respective Commitments of the Lenders; if any Notes or Commitments are held by the Borrower or any Affiliate thereof, any ratable apportionment hereunder shall exclude the principal amount of the Notes held by the Borrower or such Affiliate or their respective Commitments (if any) hereunder), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in its capacity as such in any way relating to or arising out of any Loan Document or any action taken or omitted by the Administrative Agent in its capacity as such under any Loan Document, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for such Lender's ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, the Loan Documents to the extent that the Administrative Agent is entitled to reimbursement for such expenses pursuant to Section 12.04 but is not reimbursed for such expenses by the Borrower.

SECTION 9.06. SUCCESSOR ADMINISTRATIVE AGENT.

         The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, with any such resignation to become effective only upon the appointment of a successor Administrative Agent pursuant to this Section 9.06. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Administrative Agent, which shall be a Lender or another commercial bank or trust company reasonably acceptable to the Borrower organized or licensed under the laws of the United States, or of any State thereof. If no successor Administrative Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be Lender or shall be another commercial bank or trust company organized or licensed under the laws of

                                                                    Exhibit 10.3


the United States or of any State thereof reasonably acceptable to the Borrower. In addition to the foregoing right of the Administrative Agent to resign, the Majority Lenders may remove the Administrative Agent at any time, with or without cause, concurrently with the appointment by the Majority Lenders of a successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this
Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents.


                                    ARTICLE X
                             CONVERSION OF ADVANCES

SECTION 10.01. CONVERSION PRIVILEGE AND CONVERSION PRICE.

         (a) Subject to and upon compliance with the provisions of this Article, at any time and from time to time after the first anniversary of the Closing Date, to the extent Advances remain outstanding, any Lender may at its option convert ("CONVERT"; or a "CONVERSION") all or a portion of its Advances into fully paid and nonassessable shares of Common Stock of the Borrower ("CONVERSION SECURITIES") at the Conversion Price, determined as hereinafter provided, in effect at the time of receipt of a Conversion Notice by the Borrower. Such conversion right shall expire at the close of business on the Maturity Date.

         (b) Each Lender that elects to convert its Advances in accordance with the terms of this Article (a "CONVERTING LENDER") shall convert such Advances into Conversion Securities by dividing the amount of such Advances plus all accrued and unpaid interest thereon by the Conversion Price. The "CONVERSION PRICE" will be equal to 95% of the arithmetic mean (and rounded to the nearest one-hundredth of a cent) of the high and low sales price per share of the Common Stock as reported on the NYSE on each of the 20 trading days ending on the day preceding the date of the Conversion Notice.

SECTION 10.02. EXERCISE OF CONVERSION PRIVILEGE.

         (a) In order to exercise the Conversion with respect to any Advance or portion thereof, a Converting Lender shall deliver to the Borrower written notice (the "CONVERSION NOTICE") by telecopier, or any other method described in
Section 12.02 hereof, not less than two Business Days nor more than 10 Business Days prior to the date of such Conversion (the "CONVERSION DATE"). The Conversion Notice shall describe (1) the proposed Conversion Date, (2) the amount of the Advances and accrued interest to be Converted, (3) any portion of the Advances held by such Converting Lender that are not to be Converted, (4) the calculation of the Conversion Price, (5) the number Conversion Securities to be issued and (6) the amount of cash, if any, to be paid by the Borrower to the Converting Lender in lieu of fractional shares.

         (b) Conversion Securities issued on a Conversion Date shall be deemed to have been issued immediately prior to the close of business on such Conversion Date, and a Converting Lender shall be treated for all purposes as the record holder of such Conversion Securities at

                                                                    Exhibit 10.3


such time. On the Conversion Date, the Borrower shall issue and deliver to the Converting Lender, (i) a certificate or certificates for the Conversion Securities issuable on such Conversion Date, (ii) payment in lieu of any fraction of a share, as provided in Section 10.03(a) hereof.

         (c) All Conversion Securities delivered upon such Conversion shall bear a restrictive legend substantially in the form of the legend set forth in the Registration Rights Agreement and shall be subject to the terms and conditions set forth therein. If Conversion Securities to be issued upon Conversion are to be registered in a name other than that of the Lender, the security registrar shall, prior to such Conversion, record in the security register the name of the Person in whose name such Conversion Securities are to be registered.

SECTION 10.03. FRACTIONS OF SHARES OF COMMON STOCK.

         No fractional shares of Common Stock or scrip certificates in respect thereof shall be issued upon Conversion. The number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate amount of Advances to be Converted plus accrued and unpaid interest thereon in accordance with the terms of Section 10.01(b) hereof. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any Advances, the Borrower shall pay a cash adjustment in respect of such fraction (calculated to the nearest 1/100 of a share) in an amount in Dollars equal to the same fraction of the Conversion Securities multiplied by a fraction the numerator of which shall be the Conversion Price and the denominator of which shall be 0.95.

SECTION 10.04. BORROWER TO RESERVE COMMON STOCK.

         The Borrower shall at all times reserve and keep available, free from preemptive rights, out of its authorized but previously unissued Common Stock, for the purpose of effecting the Conversion of all outstanding Advances and interest thereon, the full number of shares of Common Stock then issuable upon the conversion of all such Advances.

SECTION 10.05. TAXES ON CONVERSIONS.

         The Borrower will pay any and all transfer, stamp, documentary and other similar taxes and duties that may be payable in respect of the issue or delivery of Conversion Securities.

SECTION 10.06. COVENANT AS TO COMMON STOCK.

         The Borrower covenants that all shares of Common Stock which may be delivered upon Conversion of Advances will be newly issued shares, upon such delivery will have been duly authorized and validly issued, will be fully paid and nonassessable and the Borrower will pay all taxes, liens and charges with respect to the issue thereof. The Borrower further covenants that all governmental, corporate, shareholder and third-party approvals (including those of any exchange on which such Conversion Securities are, or are proposed to be listed) will have been duly obtained and will be in full force and effect on or before any Conversion Securities are or are required to be issued pursuant to this Article.

SECTION 10.07. REORGANIZATION, RECLASSIFICATION, MERGER OR SALE.

         If the Borrower shall reorganize or reclassify the outstanding shares of Common Stock (other than to change the par value thereof) or effect a merger or similar transaction in which the Borrower is not the surviving or continuing corporation after such merger or similar transaction, then the Advances shall be convertible into the stock, securities or assets as would otherwise be

                                                                    Exhibit 10.3


issued or payable with respect to or in exchange for that number of shares of Common Stock into which such Advances could have been converted immediately prior to such reorganization, reclassification or transaction (assuming that a Conversion Date could have occurred at such time) or into Common Stock, as each Electing Lender may elect. The Corporation will not effect any merger or similar transaction, unless prior to the consummation thereof the successor or continuing corporation resulting from such merger or similar transaction shall assume by written instrument, the obligation to deliver to each Electing Lender such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Electing Lender may be entitled to receive.

                                   ARTICLE XI
                                  SUBORDINATION

SECTION 11.01. SUBORDINATED DEBT SUBORDINATE TO SENIOR INDEBTEDNESS.

         The Lenders agree that the Obligations of the Loan Parties under the Loan Documents are subordinate in right of payment to the prior payment in full of all Senior Debt, whether outstanding on the Closing Date or thereafter incurred, all in accordance with this Article XI.

SECTION 11.02. DISTRIBUTION EVENTS.

         Upon any payment or distribution of assets of the Borrower to creditors upon any dissolution, winding up, liquidation, arrangement, reorganization, adjustment, protection, relief or composition of the Borrower or its debts, whether voluntary or involuntary, in any bankruptcy, insolvency, arrangement, reorganization, receivership, relief or other similar case or proceeding under any Federal or State bankruptcy or similar law or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Borrower or otherwise (each such event, a "DISTRIBUTION EVENT"), the holders of Senior Debt will first be paid in full, in cash or cash equivalents, all amounts due or to become due on or in respect of such Senior Debt (including interest accruing after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before the Lenders are entitled to receive any payment of principal of and interest on the amounts outstanding under the Loan Documents. In the event that, notwithstanding the foregoing, any Lender receives any payment or distribution of assets of the Borrower of any kind or character (excluding equity or subordinated securities of the Borrower provided for in a plan of reorganization or readjustment that, in the case of subordinated securities, are subordinated in right of payment to all Senior Debt to at least the same extent as the Indebtedness under the Loan Documents is so subordinated) after the occurrence of a Distribution Event but before all the Senior Debt is paid in full, then such payment or distribution will be held in trust for the holders of Senior Debt and will be required to be paid over or delivered forthwith to the trustee in bankruptcy or other Person making payment or distribution of assets of the Borrower for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay the Senior Debt in full. Notwithstanding the foregoing, following the commencement of a proceeding under the Bankruptcy Code and if the holders of Senior Debt receive less than payment in full, the Lenders may retain any payment or distribution paid by the Borrower under the Loan Documents pursuant to a plan of reorganization if

                  (i) the holders of claims for Designated Senior Debt (who are entitled to vote for such plan in accordance with the Bankruptcy Code) approve such plan by a vote

                                                                    Exhibit 10.3


         which equals at least (x) 66-2/3% in principal amount of such claims and (y) one-half in number of such claims, or

                  (ii) in the event that there is more than one class of Designated Senior Debt in such proceeding, the holders of claims for each such class (who are entitled to vote for such plan in accordance with the Bankruptcy Code) approve such plan by a vote which equals at least (x) 66-2/3% in principal amount of such claims of such class and
         (y) one-half in number of such claims of such class.

SECTION 11.03. BLOCKAGE, ETC.

         The Borrower may not make any payments on account of the Indebtedness outstanding under the Loan Documents if a default in the payment of principal of (or premium, if any) or interest on the Designated Senior Debt has occurred and is continuing or a default in the payment when due of any other obligation under Designated Senior Debt has occurred and is continuing (a "Senior Payment Default"). In addition, if any default (other than a Senior Payment Default) has occurred and is continuing with respect to any Designated Senior Debt permitting the holders thereof (or a trustee or agent on behalf thereof) to accelerate the maturity thereof (A "Senior Nonmonetary Default") and the Borrower has received written notice thereof from the Administrative Agent under (and as defined in) the Senior Credit Facility (the "Senior Agent"), then the Borrower may not make any payments on account of the Indebtedness outstanding under the Loan Documents for a period (a "Blockage Period") commencing on the date the Borrower receives such written notice (a "Blockage Notice") and ending on the earliest of (x) 179 days after the date on which the applicable Blockage Notice is received unless a Senior Payment Default has occurred and is continuing at the end of such 179-day period, (y) the date, if any, on which the Designated Senior Debt to which such default relates is discharged or such default is waived or otherwise cured and
(z) the date, if any, on which such Blockage Period has been terminated by written notice to the Borrower from the Senior Agent. However, the Borrower may make payments with respect to the Indebtedness outstanding under the Loan Documents without regard to the foregoing: (i) if the Borrower receives written notice approving such payment from the Senior Agent or (ii) to the extent of cash proceeds (net of underwriting discounts and commissions, placement agent fees and other customary fees and costs associated therewith) from any Securities Offering the consummation of which has been approved by the Senior Agent pursuant to Section 9.13 of the Senior Credit Facility. In any event, not more than one Blockage Period may be commenced during any period of 360 consecutive days, and there must be a period of at least 181 consecutive days in each period of 360 consecutive days when no Blockage Period is in effect. No Senior Nonmonetary Default that existed or was continuing on the date of the commencement of any Blockage Period with respect to the Designated Senior Debt initiating such Blockage Period will be, or can be, made the basis for the commencement of a subsequent Blockage Period, unless such default has been cured or waived for a period of not less than 90 consecutive days. In the event that, notwithstanding the foregoing, the Borrower makes any payment to the Lenders prohibited by these blockage provisions, then such payment will be held in trust for the holders of the Designated Senior Debt initiating such Blockage Period and will be required to be paid over and delivered forthwith to the Senior Agent for the benefit of the holders of such Designated Senior Debt.

                                                                    Exhibit 10.3


SECTION 11.04. PAYMENT IN FULL.

         For purposes of this Agreement, the Senior Credit Facility shall not be deemed to have been paid in full until the Commitments under (and as defined in) the Senior Credit Facility shall have terminated and all amounts due and owing or to become due and owing thereunder (other than contingent amounts in respect of indemnification, cost reimbursement and similar amounts for which no claim has been made) have been paid in full in cash or Cash Equivalents.

SECTION 11.05. IN FURTHERANCE OF SUBORDINATION.

         Each Lender authorizes and directs the Administrative Agent on its behalf to take such action as may be necessary or appropriate to effectuate, as between the Lenders and the Senior Agent and the Senior Credit Facility Lenders, the subordination as provided in this Article and appoints the Administrative Agent its attorney-in-fact for any and all such purposes.

SECTION 11.06. RIGHTS OF SUBROGATION.

         Subject to the payment in full of all Senior Debt, the Lenders shall be subrogated, to the extent of the payments or distributions made to the holders of such Senior Debt pursuant to the provisions of this Article, to the rights of the holders of such Senior Debt to receive payments and distributions of cash, property and securities applicable to the Senior Debt until all of the Obligations hereunder shall have been paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Lenders or the Administrative Agent would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Debt by the Lenders or the Administrative Agent, shall, as among the Borrower, its creditors other than holders of Senior Debt and the Lenders, be deemed to be a payment or distribution by the Borrower to or on account of the Senior Debt; provided, however, that no payment or distribution to the Senior Agent or the Senior Credit Facility Lenders pursuant to the provisions of this Article shall entitle the Administrative Agent or any Lender to exercise any right of subrogation in respect thereof until the Designated Senior Indebtedness shall have been paid in full.

SECTION 11.07. FURTHER ASSURANCES.

         The Lenders, the Administrative Agent, the Borrower and each Subsidiary Guarantor will, at the Borrower's expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, be necessary or desirable, or that the Senior Agent may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the Senior Agent or any Senior Credit Facility Lender to exercise and enforce its rights and remedies hereunder.

SECTION 11.08. AGREEMENTS IN RESPECT OF SUBORDINATED DEBT.

         (i) No amendment, waiver or other modification of the Loan Documents shall adversely affect the rights or interests of the Senior Agent or the Senior Credit Facility Lenders hereunder.

         (ii) The Administrative Agent shall promptly notify the Senior Agent of the occurrence of any Default or Event of Default under the Loan Documents of which the Administrative Agent is actually aware.

                                                                    Exhibit 10.3


SECTION 11.09. AGREEMENT BY THE BORROWER.

         The Borrower agrees that it will not make any payment of any of the Obligations, or take any other action, in contravention of the provisions of this Article.

SECTION 11.10. REINSTATEMENT.

         The provisions of this Article shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Designated Senior Debt is rescinded or must otherwise be returned by the Senior Agent or any Senior Credit facility Lender upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

SECTION 11.11. NO WAIVER; REMEDIES.

         No failure on the part of the Senior Agent or any Senior Credit Facility Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 11.12. CONTINUING AGREEMENT; ASSIGNMENTS UNDER THE SENIOR CREDIT
               FACILITY.

         The provisions of this Article constitute a continuing agreement and shall (i) remain in full force and effect until the payment in full of the Senior Debt, (ii) be binding upon the Lenders, the Administrative Agent, the Borrower and their respective successors and assigns, and (iii) inure to the benefit of, and be enforceable by, the Senior Agent, the Senior Credit Facility Lenders and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any Senior Credit Facility Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Senior Credit Facility (including, without limitation, all or any portion of any note to be held by it) to any other Person or entity, and such other Person or entity shall thereupon become vested with all the rights in respect thereof granted to such Senior Credit Facility Lender herein.

                                   ARTICLE XII
                                  MISCELLANEOUS

SECTION 12.01. AMENDMENTS, ETC.

         No amendment or waiver of any provision of any Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) waive, modify or eliminate any of the conditions specified in Article III, (b) increase the Commitment of any Lender hereunder or increase the Commitments of the Lenders that may be maintained hereunder or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the Notes, any Applicable Margin or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable under the Loan Documents, (e) change the Percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Lenders which shall be required for the Lenders or any of them to take any action under the Loan Documents, (f) amend any Loan Document in a manner intended

                                                                    Exhibit 10.3


to prefer one or more Lenders over any other Lenders, or (g) amend this Section 12.01; provided, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent, in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under any Loan Document.

SECTION 12.02. NOTICES, ETC.

         Except as otherwise expressly provided herein, all notices and other communications provided for under the Loan Documents shall be in writing (including facsimile communication) and mailed, sent by facsimile or hand delivered:

         (a) if to the Borrower, to it at Value City Department Stores, 3241 Westerville Road, Columbus, Ohio 43224-3751, Attention:
                  Robert Wysinski, Senior Vice President, Chief Financial Officer; telecopier: (614) 337-4681; with a copy to Schottenstein Stores Corporation, 1800 Moler Road, Columbus, Ohio 43207; Attention Irwin Bain, Esq., telecopier: (614) 443-0972.

         (b) if to the Administrative Agent, to it at One Seaport Plaza, New York, New York 10292; Attention: Fred Robustelli; telecopier: (212) 214-7938, with a copy to Prudential Securities Incorporated, One New York Plaza, New York, New York 10292; Attention: Christopher Barber; telecopier: (212) 778-5718; and Prudential Securities Incorporated, One New York Plaza, 16th Floor, New York, New York 10292; Attention:
                  Jeffrey French, telecopier (212) 778-1540,

         (c) if to any other Lender, at such address as shall be designated by such Lender in a written notice to the other parties;

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telegraphed, telecopied, telexed or cabled, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier, confirmed by telex answerback or delivered to the cable company, respectively.

SECTION 12.03. NO WAIVER; REMEDIES.

         No failure on the part of any Lender, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 12.04. COSTS AND EXPENSES; INDEMNIFICATION.

         (a) The Borrower agrees to pay on demand (i) all costs and expenses of the Administrative Agent and the Lenders in connection with the waiver, amendment or enforcement of the Loan Documents (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent with respect thereto, with respect to advising the Lenders as to their rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with the Borrower or with other creditors of the Borrower or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or

                                                                    Exhibit 10.3


otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceedings involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of the Administrative Agent and the Lenders in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally or otherwise (including, without limitation, the reasonable fees and expenses of counsel for Administrative Agent and each Lender with respect thereto).

         (b) (i) The Borrower agrees that it will indemnify and hold harmless the Administrative Agent and the Lenders to the fullest extent permitted by law, from and against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements (and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal or other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any such action, proceeding or investigation (whether or not in connection with litigation in which Administrative Agent or any of the Lenders is a party thereto), directly or indirectly, caused by, relating to, based upon, arising out of or in connection with (a) this Agreement and the other Loan Documents, (b) the acquisition of certain assets and assumption of certain liabilities of Filene's or (c) any untrue statement or alleged untrue statement of a material fact contained in, or omissions or alleged omissions from any filing with any governmental agency or similar statements or omissions in or from any information furnished by the Borrower or any of its Subsidiaries or Affiliates to the Administrative Agent or any of the Lenders or any other Person in connection with this Agreement and the other Loan Documents; provided, however, that such indemnity agreement shall not apply to any such loss, claim, damage, obligation, penalty, judgment, award, liability, cost, expense or disbursement to the extent it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of any of Administrative Agent and the Lenders. The Borrower also agrees that the Administrative Agent and the Lenders shall have no liability (whether direct or indirect, in contract or tort or otherwise) to the Borrower for or in connection with this Agreement and the other Loan Documents or the transactions contemplated thereby, except for any such losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements that are finally judicially determined by a court of competent jurisdiction (not subject to further appeal) to have resulted from the bad faith or gross negligence of any of the Lenders.

                  (ii) The indemnification provisions in this Section shall be in addition to any liability which the Borrower may have to the Lenders or the Persons indemnified below in this sentence and shall extend to the following: the Lenders, the Administrative Agent, their respective affiliated entities, directors, officers, employees, legal counsel, agents and controlling persons (within the meaning of the federal securities laws), and none of such indemnified Persons shall be liable for any act or omission of any of the others. All references to "Lender(s)" in these indemnification provisions shall be understood to include any and all of the foregoing.

                                                                    Exhibit 10.3


                  (iii) If any action, suit, proceeding or investigation is commenced, as to which any indemnified party proposes to demand indemnification, it shall notify the Borrower with reasonable promptness; provided, however, that any failure by any indemnified party to so notify the Borrower shall not relieve the Borrower from its obligations hereunder. the Administrative Agent, on behalf of the Lenders, shall have the right to retain counsel of its choice to represent the Lenders, and the Borrower shall pay the fees, expenses and disbursement of such counsel; and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Borrower and any counsel designated by the Borrower. The Borrower shall be liable for any settlement of any claim against any of the Lenders made with the Borrower's written consent, which consent shall not be unreasonably withheld. The Borrower shall not, without the prior written consent of the Administrative Agent, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes, as an unconditional term thereof, the giving by the claimant to each of the Lenders of an unconditional and irrevocable release from all liability in respect of such claim.

                  (iv) In order to provide for just and equitable contribution, if a claim for indemnification pursuant to the indemnification provisions contained in this Section is made but is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Borrower, on the one hand, and the Lenders, on the other hand, shall contribute to the losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements to which the indemnified Persons may be subject in accordance with the relative benefits received by the Borrower, on the one hand, and the Lenders, on the other hand, and also the relative fault of the Borrower, on the one hand, and the Lenders, on the other hand, in connection with the statements, acts or omissions which resulted in such losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements and the relevant equitable considerations shall also be considered. No Person found liable for a fraudulent misrepresentation shall be entitled to contribution from any Person who is not also found liable for such fraudulent misrepresentation. Notwithstanding the foregoing, none of the Lenders shall be obligated to contribute any amount hereunder that exceeds the amount of fees previously received by such Lender pursuant to the Fee Letter.

                  (v) Neither termination of the Commitments nor repayment of the Advances shall affect the indemnification provisions contained in this Section which shall then remain operative and in full force and effect.

         (c) If the Borrower fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of the Borrower by any Lender, in its sole discretion.

                                                                    Exhibit 10.3


SECTION 12.05. RIGHT OF SET-OFF.

         Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 8.01 hereof to authorize The Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 8.01 hereof, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement and the Note or Notes held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such Note or Notes and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 12.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

SECTION 12.06. BINDING EFFECT.

         This Agreement shall become effective when it shall have been executed by the Borrower, the Administrative Agent and each Lender and thereafter shall be binding upon and inure to the benefit of the Borrower, The Administrative Agent and each Lender party thereto from time to time and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

SECTION 12.07. ASSIGNMENTS AND PARTICIPATIONS.

         (a) Each Lender may assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments and the Advances owing to it and the Note or Notes held by it); provided, however, that
(i) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment shall in no event be less than $5,000,000 and shall be an integral multiple of $1,000,000, and (ii) each such assignment shall be to an Eligible Assignee.

         (b) The Administrative Agent shall maintain at its address referred to in Section 12.02 hereof a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing under the Facility to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (c) The Borrower hereby agrees to cooperate with the Lenders in connection with the assignment of the Commitments and Advances under Section 12.07(a) hereof. Within five Business Days after its receipt of notice, the Borrower, at its own expense, shall execute and deliver to the applicable Lender in exchange for the surrendered Note or Notes a new Note to the order of such Lender's assignee in an amount equal to the Commitment assumed by it and, if the

                                                                    Exhibit 10.3


assigning Lender has retained a Commitment hereunder, a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such assignment.

         (d) Each Lender may sell participations in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments and the Advances owing to it and the Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

         (e) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 12.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender.

         (f) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

SECTION 12.08. GOVERNING LAW; SUBMISSION TO JURISDICTION.

         THIS AGREEMENT AND THE NOTES SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES. THE BORROWER HEREBY SUBMITS TO THE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY, NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO SOLE AND ABSOLUTE ELECTION OF THE HOLDERS OF THE NOTES AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT OR THE NOTES OR ANY OTHER LOAN DOCUMENT SHALL BE

                                                                    Exhibit 10.3


LITIGATED IN SUCH COURTS, AND THE BORROWER WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURTS.

SECTION 12.09. EXECUTION IN COUNTERPARTS.

         This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 12.10. CONFIDENTIALITY.

         Neither The Administrative Agent nor any Lender shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to such Lender's Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process and (c) as requested or required by any state, federal or foreign authority or examiner regulating financial institutions.

SECTION 12.11. WAIVER OF JURY TRIAL.

         (a) Each of the Borrower and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances or the actions of any Lender in the negotiation, administration, performance or enforcement thereof.



                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

                                                                    Exhibit 10.3



IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                            VALUE CITY DEPARTMENT STORES,
                                              INC., as Borrower


                                            By /s/Robert M. Wysinski
                                               ---------------------------------
                                               Robert M. Wysinski
                                               Senior V. P. / Chief Fin. Officer


         Initial Commitment                 PRUDENTIAL SECURITIES CREDIT
         ------------------                   CORP., LLC, as a Lender
          $75,000,000.00
                                            By /s/ Mitchell Harris
                                               ---------------------------------
                                               Mitchell Harris
                                               Senior Vice President